UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

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☐	Soliciting Materials Pursuant to §240.14a-12

Pitney Bowes Inc.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Notice of the 2017
Annual Meeting and
Proxy Statement

To the Stockholders:

We will hold our 2017 annual meeting of stockholders at 9:00 a.m. on Monday, May 8, 2017 at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870. The Notice of Meeting and Proxy Statement and accompanying proxy card describe in detail the matters to be acted upon at the meeting.

It is important that your shares be represented at the meeting. Whether or not you plan to attend, please submit a proxy through one of the three convenient methods described in this proxy statement in order for your shares to be voted at the meeting. Your vote is important so please act at your first opportunity.

We have elected to furnish proxy materials and the Annual Report to Stockholders, including the Report on Form 10-K for the year ended December 31, 2016, to many of our stockholders via the Internet pursuant to Securities and Exchange Commission rules. We urge you to review those materials as well as our proxy statement for information on our financial results and business operations over the past year. The Internet availability of our proxy materials affords us an opportunity to reduce costs while providing stockholders the information they need. On or about March 24, 2017, we started mailing to many of our stockholders a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy statement and annual report and how to submit a proxy online along with instructions on how to receive a printed copy of the proxy statement and annual report. We provided a copy of the annual meeting materials to all other stockholders by mail or through electronic delivery.

If you receive your annual meeting materials by mail, the Notice of Meeting and Proxy Statement, Annual Report to Stockholders, including the Report on Form 10-K for the year ended December 31, 2016 and proxy card are enclosed. Whether or not you plan to attend the annual meeting in person, please mark, sign, date and return your proxy card in the enclosed prepaid envelope, or submit your proxy via telephone or the Internet, as soon as possible in order for your shares to be voted at the meeting. If you decide to attend the annual meeting and wish to change your vote, you may do so by submitting a later dated proxy or by voting in person at the annual meeting. If you received your annual meeting materials via e-mail, the e-mail contains voting instructions and links to the proxy statement and annual report on the Internet, which are also available at www.proxyvote.com.

We look forward to seeing you at the meeting.

Michael I. Roth
Non-Executive Chairman of the Board

Stamford, Connecticut
March 24, 2017

Notice of Meeting:

 Annual Meeting Information

Time and Date:	Monday, May 8, 2017 at 9:00 a.m.
Place:	Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870
Requirements for Attending the Meeting:	Admission ticket, which is attached to your proxy card, or Notice of Internet Availability of Proxy Materials, together with a form of valid, government-issued photo identification, such as a driver’s license. If your shares are held in the name of a bank, broker or nominee, you must present proof of your ownership as of the record date (such as bank or brokerage account statement).
Record Date:	March 10, 2017
Voting:	Registered stockholders as of the record date (March 10, 2017) are entitled to submit proxies by Internet at www.proxyvote.com; telephone at 1-800-690-6903; or completing your proxy card; or you may vote in person at the annual meeting. If you hold your shares through a broker, bank, trustee or other nominee, you are a beneficial owner and should refer to instructions provided by that entity on voting methods.

Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on May 8, 2017:

Pitney Bowes’ 2017 Proxy Statement and Annual Report to Stockholders, including the Report on Form 10-K for the year ended December 31, 2016, are available at www.proxyvote.com.

The items of business at the annual meeting are:

1.	Election of 11 directors named in the proxy statement.

2.	Ratification of the Audit Committee’s Appointment of the Independent Accountants for 2017.

3.	Non-binding Advisory Vote to Approve Executive Compensation.

4.	Non-binding Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation.

Stockholders also will act on such other matters as may properly come before the meeting, including any adjournment or postponement of the meeting.

March 10, 2017 is the record date for the meeting.

This proxy statement and accompanying proxy card are first being distributed or made available via the Internet beginning on or about March 24, 2017.

Daniel J. Goldstein

Executive Vice President, Chief Legal Officer & Corporate Secretary

NOTICE: Your vote is important. Brokers are not permitted to vote on any proposals to be considered at the meeting except on proposal 2, ratification of the Audit Committee’s appointment of the Independent Accountants for 2017, without instructions from the beneficial owner. Therefore, if your shares are held through a broker, please instruct your broker, bank or other nominee on how to vote your shares. For your vote to be counted with respect to proposals 1, 3 or 4, you will need to communicate your voting decisions to your broker, bank, financial institution or other nominee.

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PROXY SUMMARY

Meeting Agenda Items

Proposal 1: Election of Directors

You are being asked to elect eleven directors, which constitute the entire board. Each of the director nominees is standing for election to a one-year term ending at the next annual meeting of stockholders in 2018 and until his or her successor has been duly elected and qualified.

All current directors attended at least 75% of the meetings of the board and board committees on which they served in 2016.

The board of directors recommends that stockholders vote FOR the election of all the director nominees.

Proposal 2: Ratification of the Audit Committee’s Appointment of the Independent Accountants for 2017

The board is asking stockholders to ratify the selection of PricewaterhouseCoopers LLP as our independent accountants for 2017.

The board of directors recommends that stockholders vote FOR the ratification of PricewaterhouseCoopers LLP as our independent accountants for 2017.

Proposal 3: Non-binding Advisory Vote to Approve Executive Compensation

The board is asking stockholders to approve, on a non-binding advisory basis, the compensation of the named executive officers as disclosed in this proxy statement. The board has determined to hold this advisory vote on an annual basis. The next advisory vote is expected to take place at the 2018 annual meeting of stockholders.

The board of directors recommends that stockholders vote FOR the approval of executive compensation on an advisory basis.

Proposal 4: Non-binding Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation

The board is asking stockholders to approve, on an advisory basis, that the advisory vote to approve executive compensation occurs every year.

The board of directors recommends that stockholders vote to conduct future advisory votes to approve executive compensation EVERY YEAR.

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Annual Meeting Information

The Annual Meeting and Voting

Our board of directors is soliciting proxies to be used at the annual meeting of stockholders to be held on May 8, 2017, at 9:00 a.m. at the Hyatt Regency Hotel, 1800 East Putnam Avenue, Old Greenwich, Connecticut 06870, and at any adjournment or postponement of the meeting. This proxy statement contains information about the items being voted on at the annual meeting.

Annual Meeting Admission

An admission ticket, which is required for entry into the annual meeting, is attached to your proxy card if you hold shares directly in your name as a registered stockholder. If you plan to attend the annual meeting, please submit your proxy but keep the admission ticket and bring it to the annual meeting.

If your shares are held in the name of a bank, broker or nominee and you plan to attend the meeting, you must present proof of your ownership of Pitney Bowes stock as of the record date (such as a bank or brokerage account statement) to be admitted to the meeting.

If you have received a Notice of Internet Availability of Proxy Materials (a “Notice”), your Notice is your admission ticket. If you plan to attend the annual meeting, please submit your proxy, but keep the Notice and bring it to the annual meeting.

Stockholders also must present a form of photo identification, such as a driver’s license, in order to be admitted to the annual meeting. No cameras, recording equipment, large bags, or packages will be permitted in the annual meeting. Many cellular phones have built-in cameras, and, while these phones may be brought into the annual meeting, the camera function may not be used at any time.

Each stockholder may appoint only one proxy holder or representative to attend the meeting on his, her or its behalf.

Outstanding Shares and Vote Entitlement

Each share of Pitney Bowes common stock has one vote. In addition, we have two classes of preferred stock issued and outstanding: the 4% Preferred Stock and the $2.12 Preference Stock. The 4% Preferred Stock can be converted into 24.24 shares of common stock in certain events but does not carry any voting rights. As of March 10, 2017 (the record date), there were 12 shares of the 4% Preference Stock outstanding. The $2.12 Preference Stock can be converted into 16.53 shares of common stock in certain events and each share of the $2.12 Preference Stock carries with it 16.53 votes. Record holders of the common stock and the preference stock at the close of business on the record date of March10, 2017 can vote at the meeting. As of the record date, 186,280,109 shares of common stock, and 17,645 shares of the $2.12 Preference Stock were issued and outstanding.

How do I vote?

If you are a registered stockholder which means you hold shares in your name, you may choose one of three methods to submit your proxy to have your shares voted:

•	you may submit your proxy on-line via the Internet by accessing the following website and following the instructions provided: www.proxyvote.com;

•	you may submit your proxy by telephone (1-800-690-6903); or

•	if you received your annual meeting material by mail, you also may choose to grant your proxy by completing and mailing the proxy card.

Alternatively, you may attend the meeting and vote in person.

If you hold your shares through a broker, bank, trustee or other nominee, you are a beneficial owner and should refer to instructions provided by that entity on voting methods. Please note that if you are a beneficial owner and you wish to vote in person at the meeting, you must first obtain a legal proxy issued in your name from the broker, bank, trustee or other nominee that holds your shares.

May I revoke my proxy or change my vote?

If you are a registered stockholder, you may revoke your proxy or change your vote at any time before your proxy is voted at the meeting by any of the following methods:

•	you may send in a revised proxy dated later than the first proxy;

•	you may vote in person at the meeting; or

•	you may notify the corporate secretary in writing prior to the meeting that you have revoked your proxy.

Attendance at the meeting alone will not revoke your proxy.

If you hold your shares through a broker, bank, trustee or other nominee, you are a beneficial owner and should refer to instructions provided by that entity on how to revoke your proxy or change your vote.

What constitutes a quorum?

The holders of shares representing a majority of the votes entitled to be cast at the annual meeting constitutes a quorum. If you submit your proxy by Internet, telephone or proxy card, you will be considered part of the quorum. Abstentions and broker non-votes are included in the count to determine a quorum.

What vote is required for a proposal to pass?

If a quorum is present, director candidates receiving the affirmative vote of a majority of votes cast will be elected. Proposals 2, 3 and 4 will be approved if a quorum is present and a majority of the votes cast by the stockholders are voted for the proposal.

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GENERAL INFORMATION

How are votes counted?

Your broker is not permitted to vote on your behalf on any proposals to be considered at the meeting except on proposal 2, the ratification of the selection of PricewaterhouseCoopers LLP as independent accountants for 2017, unless you provide specific instructions by completing and returning the voting instruction form or following the instructions provided to you to vote your stock via telephone or the Internet. If you do not own your shares of record, for your vote to be counted with respect to proposals 1, 3 or 4, you will need to communicate your voting decisions to your broker, bank, financial institution or other nominee.

Under New York Stock Exchange rules, if your broker holds your shares in its “street” name, the broker may vote your shares in its discretion on proposal 2 if it does not receive instructions from you.

If your broker does not have discretionary voting authority and you do not provide voting instructions, or if you abstain on one or more agenda items, the effect would be as follows:

Proposal 1: Election of Directors

Broker non-votes and abstentions would not be votes cast and therefore would not be counted either for or against. As a result, broker non-votes and abstentions will have no effect in the election of directors.

Proposal 2: Ratification of Audit Committee’s Appointment of the Independent Accountants for 2016

If you choose to abstain in the ratification of the Audit Committee’s selection of the independent accountants for 2017, the abstention will have no effect on the ratification of the Audit Committee’s selection of the independent accountants for 2017.

Proposal 3: Non-binding Advisory Vote to Approve Executive Compensation

The vote to approve executive compensation is an advisory vote and the results will not be binding on the board of directors or the Company. The board of directors will review the results and take them into consideration when making future decisions regarding executive compensation. Broker non-votes and abstentions would not be votes cast and therefore would not be counted either for or against. As a result, broker non-votes and abstentions will have no effect on the advisory vote to approve executive compensation.

Proposal 4: Non-binding Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation

The vote on the frequency of the vote to approve executive compensation is an advisory vote and the results will not be binding on the board of directors or the Company. The board of directors will review the results and take them into consideration when making future decisions regarding executive compensation. Broker non-votes and abstentions would not be votes cast and therefore would not be counted either for or against. As a result, broker non-votes and abstentions would have no effect on this proposal.

How do Dividend Reinvestment Plan participants or employees with shares in the 401(k) plans vote by proxy?

If you are a registered stockholder and participate in our Dividend Reinvestment Plan, or our employee 401(k) plans, your proxy includes the number of shares acquired through the Dividend Reinvestment Plan and/or credited to your 401(k) plan account.

Shares held in our 401(k) plans are voted by the plan trustee in accordance with voting instructions received from plan participants. The plans direct the trustee to vote shares for which no instructions are received in the same proportion (for, against or abstain) indicated by the voting instructions given by participants in the plans.

Who will count the votes?

Broadridge Financial Solutions, Inc. (Broadridge) will tabulate the votes and act as Inspector of Election.

Want more copies of the proxy statement? Getting too many copies?

Only one Notice or, if paper copies are requested, only one proxy statement and annual report to stockholders including the report on Form 10-K are delivered to multiple stockholders sharing an address unless one or more of the stockholders give us contrary instructions. You may request to receive a separate copy of these materials, either now or in the future, and we will promptly deliver the requested materials.

Similarly, any stockholder currently sharing an address with another stockholder but nonetheless receiving separate copies of the materials may request delivery of a single copy in the future.

Requests can be made to:

Broadridge Householding Department by phone at 1-866-540-7095 or by mail to:

Broadridge Householding Department
51 Mercedes Way
Edgewood, New York 11717.

If you own shares of stock through a bank, broker, trustee or other nominee and receive more than one copy of the materials, please contact that entity to eliminate duplicate mailings.

Additional copies of our annual report to stockholders, including the report on Form 10-K or the proxy statement will be sent to stockholders free of charge upon written request to:

Investor Relations, Pitney Bowes Inc.
3001 Summer Street
Stamford, CT 06926-0700.

Want Electronic Delivery of the Annual Report and Proxy Statement?

We want to communicate with you in the way you prefer. You may receive:

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GENERAL INFORMATION

•	a Notice of Internet Availability of Proxy Materials or a full set of printed materials, including the proxy statement, annual report and proxy card; or
•	an email with instructions for how to view the annual meeting materials and vote online.

If you received the Notice of Internet Availability of Proxy Materials or a full set of annual meeting materials by mail, you may choose to receive future annual meeting materials electronically by following the instructions when you vote online or by telephone. With electronic delivery, you will receive an e-mail for future meetings listing the website locations of these documents and your choice to receive annual meeting materials electronically will remain in effect until you notify us that you wish to resume mail delivery of these documents. If you hold your Pitney Bowes stock through a bank, broker, trustee or other nominee, you should refer to the information provided by that entity for instructions on how to elect this option. This proxy statement and our 2016 annual report may be viewed online at www.proxyvote.com.

Stockholder Proposals and Other Business for the 2018 Annual Meeting

If a stockholder wants to submit a proposal for inclusion in our proxy material for the 2018 annual meeting, which is scheduled to be held on Monday, May 7, 2018, it must be received by the Corporate Secretary by the close of business on November 24, 2017. Also, under our By-laws, a stockholder can present other business at an annual meeting, including the nomination of candidates for director, only if written notice of the business or candidates is received by the Corporate Secretary no earlier than the close of business on January 8, 2018 and no later than the close of business on February 7, 2018. However, in the event that the date of the 2018 annual meeting is more than 30 days before or more than 60 days after the anniversary of our 2017 annual meeting, then the stockholder’s notice must be delivered no earlier than the close of business on the 120th day prior to the meeting and no later than the close of business on the later of the 90th day prior to the meeting or, if the first public announcement of the date of the annual meeting is less than 100 days prior to the date of such meeting, the 10th day after the first public announcement of the meeting date. There are other procedural requirements in the By-laws pertaining to stockholder proposals and director nominations. The By-laws are posted on our Corporate Governance website at www.pitneybowes.com under the caption “Our Company—Our Leadership & Governance—Corporate Governance.” If notice of a matter is not received within the applicable deadlines or does not comply with the By-laws, the chairman of the meeting may refuse to introduce such matter. If a stockholder does not meet these deadlines, or does not satisfy the requirements of Rule 14a-4 of the Exchange Act, the persons named as proxies will be allowed to use their discretionary voting authority when and if the matter is raised at the annual meeting.

Corporate Governance

We encourage stockholders to visit our Corporate Governance website at www.pitneybowes.com under the caption “Our Company—Meet Our Leaders—Corporate Governance” for information concerning governance practices, including the Governance Principles of the Board of Directors, charters of the committees of the board, and the directors’ Code of Business Conduct and Ethics. Our Business Practices Guidelines, which is the Code of Ethics for employees, including our Chief Executive Officer (CEO) and our named executive officers (NEOs), is also available at “Our Company—Corporate Responsibility—Values & Ethics.” We intend to disclose any future amendments or waivers to certain provisions of the directors’ Code of Business Conduct and Ethics or the Business Practices Guidelines on our website within four business days following the date of such amendment or waiver.

Investor Outreach. It is our practice to contact many of our stockholders over the course of the year to seek their views on various governance topics and executive compensation matters. In the spring of 2016, we reached out to stockholders representing approximately 49% of outstanding company shares, and in fall 2016, we reached out to stockholders representing approximately 51% of outstanding company shares. We value the feedback we receive concerning the board’s leadership structure, governance practices, the company’s proxy statement, and emerging governance and executive compensation. With those stockholders who responded to our invitation in the fall of 2016, we discussed corporate governance practices, executive compensation policies and our approach to the board’s role in risk mitigation oversight, including its oversight of our cybersecurity efforts. The stockholders were generally satisfied with our approach.

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GENERAL INFORMATION

Key Corporate Governance Practices Enhancing the Board’s Independent
Leadership, Accountability and Oversight

•	Separate Chairman and CEO. Our Governance Principles include well-defined responsibilities, qualifications and selection criteria with respect to the Chairman role. The board has appointed Michael I. Roth, an independent director, as Non-Executive Chairman.

•	Independent Committees. The board of directors determined that all board committees, other than the Executive Committee, should consist entirely of independent directors.

•	Executive Sessions. At each regular board meeting, our independent directors meet without the CEO or other members of management present to discuss issues, including matters concerning management. The Non-Executive Chairman presides at these executive sessions.

•	Majority Voting in Director Elections. Our By-Laws provide that in uncontested elections, director nominees must be elected by a majority of the votes cast.

•	Annual Election of Directors. Our By-Laws provide that our stockholders elect all directors annually.

•	Stock Holding Requirements. Each director is required to achieve a minimum share ownership with a market value equal to five times the annual base cash retainer for board service. The minimum ownership requirement must be achieved within the first five years of service on the board.

•	No Hedging or Pledging. Directors may not pledge or transfer for value Pitney Bowes securities, engage in short-term speculative (“in and out”) trading in Pitney Bowes securities, or participate in hedging and other derivative transactions, including short sales, “put” or “call” options, swaps, collars or similar derivative transactions, with respect to Pitney Bowes securities.

•	Annual Assessments. Every year, the full board, as well as each board committee, conducts a self-assessment to evaluate all aspects of the board or board committee, including the members of the board and the board’s leadership. In some years, the board engages a third party advisor for assistance in the self-assessment, and it did so in 2016. The third-party advisor provided feedback in separate discussions with the full board and the Governance Committee as well as in individual discussions with the Chairman and with the Chair of the Governance Committee.

Board of Directors

Leadership Structure

The board of directors has separated the roles of Chairman and CEO. Michael I. Roth, an independent director, is our Non-Executive Chairman of the board of directors last reappointed by the board for an additional one-year term in May 2016. The board of directors believes it should have the flexibility to establish a leadership structure that works best for the company at a particular time, and it reviews that structure from time to time, including in the context of a change in leadership. The board believes that its current leadership structure best serves the objective of effective board oversight of management at this time and allows our CEO to focus primarily on the operations and management of the company, while leveraging the experience of the Non-Executive Chairman to lead the board.

In addition to his responsibilities in chairing the meetings of the board and of the Finance Committee, Mr.

Roth, is actively involved in providing guidance to the Chief Executive Officer through frequent conversations, bringing to bear his experiences as a current and former CEO of public companies and his experiences from his service on other boards. He is a member of the Audit Committee and also regularly attends the meetings of the two committees on which he is not a member, Executive Compensation and Governance. Also, our CEO’s ability to confer with Mr. Roth in person is enhanced by Mr. Roth’s proximity to company headquarters.

The board of directors has established well-defined responsibilities, qualifications and selection criteria with respect to the Chairman role. This information is set forth in detail in the Governance Principles of the Board of Directors, which can be found on our website at www.pitneybowes.com under the caption “Our Company—Meet Our Leaders—Corporate Governance.”

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CORPORATE GOVERNANCE

Management Succession Planning

Among the board’s most important responsibilities is to oversee short and long-term succession planning and leadership development. As part of this process, the Governance Committee oversees long-term and short-term plans for CEO succession. The board of directors is responsible for evaluating the performance of the CEO and for selection of successors to that position. The criteria used when assessing the qualifications of potential CEO successors include, among others, strategic vision and leadership, operational excellence, financial management, ability to motivate employees, and an ability to develop an effective working relationship with the board. The Governance Principles of the

Board of Directors, which are posted on the company’s website at www.pitneybowes.com under the caption “Our Company—Meet Our Leaders—Corporate Governance,” include additional information about succession planning.

Periodically, but not less than annually, the board of directors considers management’s recommendations concerning succession planning for senior management roles other than the role of CEO. As part of this process, the board reviews development plans to strengthen and supplement the skills and qualifications of internal succession candidates.

Board Composition and Board Succession Planning

The Governance Committee periodically updates and reviews the skills and types of experience that should be represented on the board of directors in light of the company’s current business needs and future strategy. The Committee then compares these desired skills and experiences to those which current board members possess to determine whether all the identified skills and experience are sufficiently represented on the board. Based upon its review, and on its discussion with the CEO, the Committee may recommend to the board that additional expertise is advisable. The Committee would then develop for the board’s consideration a skills and experience profile to be used in identifying additional board candidates as appropriate.

The board believes that, in planning for board succession, it is advisable to maintain a board that includes both experienced directors with extensive knowledge of the company’s businesses, as well as newer directors who can refresh the board’s collective experience and expertise as business needs require. The board, as well as each of its committees, circulates to its members on an annual basis, a performance assessment questionnaire. The results of the assessment are reviewed by the respective committees, with a view toward taking action to address issues presented. The Governance Committee assesses the contributions of each director annually, and determines the skill set required for new members joining the board. The average tenure of our board members is approximately 11 years.

Role of the Board of Directors in Risk Oversight

The board of directors is responsible for oversight of the risk assessment and risk management process. Management is responsible for risk management, including identification and mitigation planning. The company established an enterprise risk management process to identify, assess, monitor and address risks across the entire company and its business operations. The description, assessments, mitigation plan and status for each enterprise risk are developed and monitored by management, including management “risk owners” and an oversight management risk committee.

Both the Audit Committee and the entire board review on an ongoing basis the structure of the company’s enterprise risk management program, including the overall process by which management identifies and manages risks. Upon the recommendation of the Governance Committee, the board of directors assigns oversight responsibility for each of the enterprise-wide risks to either a specific committee of the board, or to the full board. The board and each committee, with the exception of the Executive Committee, are responsible for oversight of one or more risks. In 2016, the Audit Committee amended its Charter to formalize its oversight of the Information Technology function generally, and cybersecurity in particular. The assignments are generally made based upon the type of enterprise risk and the linkage of the subject matter to the responsibilities of the committee as described in its charter or the nature of the enterprise risk warranting review by the full board. For example, the Finance Committee oversees risks relating to liquidity, the Audit Committee oversees risks relating to internal controls and the Executive Compensation Committee reviews risk analyses relating to the Company’s compensation programs. With respect to cybersecurity, members of management from multiple disciplines in the company, including Information Technology, Research and Development, Legal and Privacy and Internal Audit provide a detailed overview to the full board of the company’s efforts regarding cybersecurity. Additionally, the enterprise risks that relate to cybersecurity are presented to the Audit Committee in further detail at Audit Committee meetings.

Each enterprise risk and its related mitigation plan is reviewed by either the board of directors or the designated board committee on an annual basis. On an annual basis, the board of directors receives a report on the status of all enterprise risks and their related mitigation plans.

Management monitors the risks and determines, from time to time, whether new risks should be considered either due to changes in the external environment,

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CORPORATE GOVERNANCE

changes in the company’s business, or for other reasons. Management also determines whether previously identified risks should be combined with new or emerging risks.

Over the course of the year, management presents to the board for discussion purposes, the company’s overall strategic plan, as well as the strategic plan for each business unit.

Director Independence

The board of directors conducts an annual review of the independence of each director under the New York Stock Exchange listing standards and our standards of independence, which are set forth in the Governance Principles of the Board of Directors available on our website at www.pitneybowes.com under the caption “Our Company—Our Leadership & Governance—Corporate Governance.” In making these determinations, the board of directors considers, among other things, whether any director or the director’s immediate family members have had any direct or indirect material relationship with Pitney Bowes or its management, including current or past employment with Pitney Bowes or its independent accountants.

Based upon its review, the board of directors has concluded in its business judgment that the following directors are independent: Linda G. Alvarado, Anne M. Busquet, Roger Fradin, Anne Sutherland Fuchs, S. Douglas Hutcheson, Eduardo R. Menascé, Michael I. Roth, Linda S. Sanford, David L. Shedlarz, and David B. Snow, Jr.

Marc B. Lautenbach is not independent because he is a Pitney Bowes executive officer.

Communications with the Board of Directors

Stockholders and other interested parties may communicate with the Non-Executive Chairman of the board via e-mail at boardchairman@pb.com, the Audit Committee chair via e-mail at audit.chair@pb.com or they may write to one or more directors, care of the Corporate Secretary, Pitney Bowes Inc., 3001 Summer Street, Stamford, CT 06926-0700.

The board of directors has instructed the Corporate Secretary to assist the Non-Executive Chairman, Audit Committee chair and the board in reviewing all electronic and written communications, as described above, as follows:

(i)	Customer, vendor or employee complaints or concerns are investigated by management and copies are forwarded to the Chairman;

(ii)	If any complaints or similar communications regarding accounting, internal accounting controls or auditing matters are received, they will be forwarded by the Corporate Secretary to the General Auditor and
to the Audit Committee chair for review and copies will be forwarded to the Chairman. Any such matter will be investigated in accordance with the procedures established by the Audit Committee; and

(iii)	Other communications raising matters that require investigation will be shared with appropriate members of management in order to permit the gathering of information relevant to the directors’ review, and will be forwarded to the director or directors to whom the communication was addressed.

Except as provided above, the Corporate Secretary will forward written communications to the full board of directors or to any individual director or directors to whom the communication is directed unless the communication is threatening, illegal or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

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CORPORATE GOVERNANCE

Board Committees and Meeting Attendance

During 2016, each director attended at least 75% of the total number of board meetings and meetings held by the board committees on which he or she served. The board of directors met seven times in 2016, and the independent directors met in executive session, without any member of management in attendance, six times. Each member of the board of directors serves on one or more of the five standing committees described below. As the need arises, the board may establish ad hoc committees of the board to consider specific issues. Mr. Lautenbach is a member of the Executive Committee.

The members of all other board committees are independent directors pursuant to New York Stock Exchange independence standards. Each committee of the board operates in accordance with a charter. The members of each of the board committees are set forth in the following chart.

It is the longstanding practice and the policy of the board of directors that the directors attend the annual meeting of stockholders. All directors then serving on the board attended the May 2016 annual meeting.

Executive
Name	Audit	Executive	Compensation	Finance	Governance

Linda G. Alvarado				X	X
Anne M. Busquet			X		X
Roger Fradin	X			X
Anne Sutherland Fuchs			X		X
S. Douglas Hutcheson	X			X
Marc B. Lautenbach		X
Eduardo R. Menascé		X	Chair		X
Michael I. Roth	X	Chair		Chair
Linda S. Sanford	X		X
David L. Shedlarz	Chair	X		X
David B. Snow, Jr.		X	X		Chair
Number of meetings in 2016	7	0	8	5	6

Audit Committee

The Audit Committee monitors our financial reporting standards and practices and our internal financial controls to confirm compliance with the policies and objectives established by the board of directors and oversees our ethics and compliance programs. The committee appoints independent accountants to conduct the annual audits, and discusses with our independent accountants the scope of their examinations, with particular attention to areas where either the committee or the independent accountants believe special emphasis should be directed. The committee reviews the annual financial statements and independent accountant’s report, invites the independent accountant’s recommendations on internal controls and on other matters, and reviews the evaluation given and corrective action taken by management. It reviews the independence of the independent accountants and approves their fees. It also reviews our internal accounting controls and the scope and results of our internal auditing activities, and submits reports and proposals on these matters to the board. The committee is also responsible for overseeing the process by which management identifies and manages the company’s risks. The committee meets in executive session with the independent accountants and internal auditor at each committee meeting.

The Audit Committee also has oversight over the information technology function, cybersecurity risks as well as compliance generally.

The board of directors has determined that the following members of the Audit Committee are “audit committee financial experts,” as that term is defined by the SEC: S. Douglas Hutcheson, Michael I. Roth and David L. Shedlarz. All Audit Committee members are independent as defined under the New York Stock Exchange standards.

Executive Committee

The Executive Committee can act, to the extent permitted by applicable law and the company’s Restated Certificate of Incorporation and its By-laws, on matters concerning management of the business which may arise between scheduled board of directors meetings and as described in the Committee’s charter. The Committee meets on an ad hoc basis when circumstances necessitate.

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CORPORATE GOVERNANCE

Executive Compensation Committee

The Executive Compensation Committee is responsible for our executive compensation policies and programs. The Committee chair frequently consults with, and the Committee meets in executive session with, Pay Governance LLC, its independent compensation consultant. The Committee recommends to all of the independent directors for final approval policies, programs and specific actions regarding the compensation of the CEO and the Chief Operating Officer (COO), and approves the same for all of our other executive officers. The Committee also recommends the “Compensation Discussion and Analysis” for inclusion in our proxy statement, in accordance with the rules and regulations of the SEC, and reviews and approves stock grants and other stock-based compensation awards. All Executive Compensation Committee members are independent as independence for compensation committee members is defined in the New York Stock Exchange standards.

Finance Committee

The Finance Committee reviews our financial condition and capital structure, and evaluates significant financial policies and activities, oversees our major retirement programs, advises management and recommends financial action to the board of directors. The Committee’s duties include monitoring our current and projected financial condition, reviewing and recommending for board approval quarterly dividends, share repurchases, and other major investment decisions including financing, mergers and acquisitions, divestitures and overseeing the financial operations of our retirement plans. The Committee recommends for approval by the board of directors the establishment of new retirement and post-retirement benefit plans and any amendments that materially affect cost, benefit coverages, or liabilities of the plans.

Governance Committee

The Governance Committee recommends nominees for election to the board of directors, recommends membership in, and functions of, the board committees, reviews and recommends to the board of directors the amount and form of compensation to non-employee members of the board, and oversees CEO and senior management succession planning. The Governance Principles of the Board of Directors, which are posted on our website at www.pitneybowes.com under the caption “Our Company—Meet Our Leaders—Corporate Governance,” include additional information about succession planning. The Committee reviews and evaluates the effectiveness of board administration and its governing documents, and reviews and monitors company programs and policies relating to directors. The Committee reviews related-person transactions in accordance with company policy.

The Governance Committee generally identifies qualified candidates for nomination for election to the board of directors from a variety of sources, including other board members, management and stockholders. The Committee also may retain a third-party search firm to assist the Committee members in identifying and evaluating potential nominees to the board of directors.

Stockholders wishing to recommend a candidate for consideration by the Governance Committee may do so by writing to: c/o Corporate Secretary, Pitney Bowes Inc., 3001 Summer Street, Stamford, CT 06926-0700. Recommendations submitted for consideration by the committee must contain the following information: (i) the name and address of the stockholder; (ii) the name and address of the person to be nominated; (iii) a representation that the stockholder is a holder of our stock entitled to vote at the meeting; (iv) a statement in support of the stockholder’s recommendation, including a description of the candidate’s qualifications; (v) information regarding the candidate as would be required to be included in a proxy statement filed in accordance with the rules of the SEC; and (vi) the candidate’s written, signed consent to serve if elected.

The Governance Committee evaluates candidates stockholders recommend based on the same criteria it uses to evaluate candidates from other sources. The Governance Principles of the Board of Directors, which are posted on our Corporate Governance website at www.pitneybowes.com under the caption “Our Company—Meet Our Leaders—Corporate Governance,” include a description of director qualifications. A discussion of the specific experience and qualifications the Committee identified for directors and nominees may be found under “Director Qualifications” on page 19 of this proxy statement.

If the Governance Committee believes that a potential candidate may be appropriate for recommendation to the board of directors, there is generally a mutual exploration process, during which the Committee seeks to learn more about the candidate’s qualifications, background and interest in serving on the board of directors, and the candidate has the opportunity to learn more about the company, the board, and its governance practices. The final selection of the board’s nominees is within the sole discretion of the board of directors.

Alternatively, as referenced on page 8 of this proxy statement, stockholders intending to nominate a candidate for election by the stockholders at the meeting must comply with the procedures in Article I, Section 5 of the company’s By-laws. The By-laws are posted on our Corporate Governance website at www.pitneybowes.com under the caption “Our Company—Our Leadership & Governance—Corporate Governance.”

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CORPORATE GOVERNANCE

The Governance Committee assesses the contributions of each director annually, and determines the skill set for new board members. Each committee also conducts an annual self-assessment of its performance. The board also periodically hires an outside advisor to conduct an independent review of board effectiveness, and it did so in 2016.

Directors’ Compensation

Role of Governance Committee in Determining Director Compensation

In accordance with the Governance Principles of the board, the Governance Committee reviews and recommends to the board of directors the amount and form of compensation to non-employee members of the board of directors. The Governance Committee reviews the director compensation policy periodically and may consult from time to time with a compensation consultant, to be selected and retained by the Committee, as to the competitiveness of the program.

The non-employee directors’ compensation program was last revised effective in May 2014. In connection with its 2014 revision, the Governance Committee retained an independent compensation consultant with no other company business, Farient Advisors, to assist in its review of the director compensation program.

To date, the Governance Committee has set director compensation levels at approximately the 50th percentile of the total compensation in the peer and broader benchmark groups. The revised board compensation program became effective on May 12, 2014, when the company’s stockholders approved the amended and restated Directors’ Stock Plan.

Highlights of the Directors’ Compensation Program:

•	Cash component paid as an annual retainer
•	Leadership premiums paid to Committee Chairmen
•	Leadership premium paid to Chairman of the board
•	Annual equity grant in the form of restricted stock units, the number of which is calculated by dividing $100,000 by the fair market value of a share of the company’s common stock as of the award date
•	Each non-employee director is subject to a stock ownership requirement equal to five times the annual cash retainer, $375,000, to be attained over a five-year period

Directors’ Fees

Each non-employee director receives an annual retainer of $75,000 for board service and an additional retainer for service on the committees to which he or she is assigned. The Non-Executive Chairman of the Board receives an additional retainer of $100,000 commensurate with the additional responsibilities required of the chairman role.

Annual retainers for committee service are: $12,000 for service on the Audit Committee (with the Committee Chairman receiving an additional annual retainer of $12,000); $10,500 for service on the Executive Compensation Committee (with the Committee Chairman receiving an additional annual retainer of $10,500);

$9,000 for service on the Governance Committee (with the Committee Chairman receiving an additional annual retainer of $9,000); and $9,000 for service on the Finance Committee (with the Committee Chairman receiving an additional annual retainer of $9,000).

A meeting attendance fee of $2,000 is paid with respect to meetings of the Executive Committee. The Executive Committee did not meet in 2016.

All directors are reimbursed for their out-of-pocket expenses incurred in attending board and committee meetings.

Stock under the Director’s Compensation Program

Under the amended and restated Directors’ Stock Plan, each non-employee director received an award of restricted stock units with a fair market value of $100,000 on the date of grant, which are fully vested one year after the date of grant. (Directors appointed by the board to fill a vacancy during the year receive a prorated grant of restricted stock units as described in the Directors’ Stock Plan.) The units have no voting rights until they are converted to shares of common stock. Each non-employee director receives a quarterly cash payment equal to the amount that would have been paid as a dividend with respect to shares represented by the restricted stock units held as of the record date for the payment of the common stock dividend. Non-employee directors may elect to defer the conversion of restricted stock units to shares until the date of termination of service as a director.

Shares shown in the table on page 17 of this proxy statement disclosing security ownership of directors and executive officers include shares granted to the directors under the Directors’ Stock Plan.

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CORPORATE GOVERNANCE

Director Stock Ownership Requirement

The board of directors maintains directors’ stock ownership guidelines, requiring, among other things, that each director accumulate and retain a minimum of company common stock with a market value of five times the base retainer, or $375,000, within five years of becoming a director of Pitney Bowes. All members of the board of directors are currently in compliance with these guidelines. The directors’ stock ownership guidelines are available on our Corporate Governance website at www.pitneybowes.com under the caption “Our Company—Our Leadership & Governance—Corporate Governance.”

Directors’ Deferred Incentive Savings Plan

We maintain a Directors’ Deferred Incentive Savings Plan under which directors may defer all or part of the cash portion of their compensation. Deferred amounts will be notionally “invested” in any combination of sev-

eral institutional investment funds. The investment choices available to directors under this plan are the same as those offered to employees under the company’s 401(k) plan.

Directors’ Equity Deferral Plan

Directors may elect to defer all of their equity portion of their compensation on an annual basis. Deferral of restricted stock units (RSU) defers settlement of the RSU into company common stock until termination from board service. RSU awards, whether deferred or not, vest on the first anniversary of the award. Deferred

RSUs continue to receive dividend equivalents. Deferred RSUs do not have any voting rights until converted into common stock. Deferred RSUs are converted into company common stock upon the expiration of 90 days following termination of board service.

Directors’ Retirement Plan

The board discontinued the Directors’ Retirement Plan, with all benefits previously earned by directors frozen as of May 12, 1997.

Linda G. Alvarado is the only current director who is eligible to receive a retirement benefit under the plan after termination of service on the board of directors. As of the date the plan was frozen, she had completed five years of service as a director, the minimum years of service required to receive an annual retirement benefit of 50% of her retainer as of May 12, 1997. Therefore, she will receive an annual benefit of $15,000 after termination from board service.

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CORPORATE GOVERNANCE

DIRECTOR COMPENSATION FOR 2016

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)(3)	All Other Compensation ($)(4)	Total ($)
Linda G. Alvarado	93,000	100,000	11,231	6,388	210,619
Anne M. Busquet	94,500	100,000	0	11,388	205,888
Roger Fradin	96,000	100,000	0	13,911	209,911
Anne Sutherland Fuchs	94,500	100,000	0	3,911	198,411
S. Douglas Hutcheson	96,000	100,000	0	9,250	205,250
Eduardo R. Menascé	105,000	100,000	0	9,250	214,250
Michael I. Roth	205,000	100,000	0	11,411	316,411
Linda S. Sanford	97,500	100,000	0	4,842	202,342
David L. Shedlarz	108,000	100,000	0	6,388	214,388
David B. Snow, Jr.	103,500	100,000	0	6,773	210,273

(1)	Each non-employee director receives an annual retainer of $75,000 ($18,750 per quarter). The non-executive chairman receives an additional annual retainer of $100,000 ($25,000 per quarter). Each committee member receives the following annual retainer: $12,000 for Audit, $10,500 for Executive Compensation and $9,000 each for Finance and Governance. The committee chairmen receive an additional retainer of equal amounts for their respective committees.

(2)	Represents the grant date fair value of 5,485 restricted stock units granted on May 9, 2016. The number of restricted stock units was derived by dividing $100,000 by $18.23, the closing price on May 9, 2016 on the New York Stock Exchange. Neither restricted stock nor stock options were awarded to non-employee directors during 2016. See Note 21 “Stock-Based Compensation” in the Notes to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 for the valuation assumptions used in determining the fair value of equity grants.

(3)	Ms. Alvarado is the only non-employee director who served on the board of directors during 2016 eligible to receive payments from the discontinued Directors’ Retirement Plan. Ms. Alvarado is eligible to receive payments upon her retirement from the board of directors. In 2016, Ms. Alvarado experienced an increase of $11,231 in her pension value. The increase in present value in 2016 is primarily driven by the decrease in discount rate (from 4.55% at December 31, 2015 to 4.20% at December 31, 2016) and the one year decrease in the deferral period.

(4)	During 2016, dividend equivalents were paid quarterly in cash to non-employee directors with respect to (a) the first quarter on the award of 4,403 restricted stock units granted in May 2015 and (b) the second, third and fourth quarter on the 5,485 restricted stock units granted in May 2016. In addition, with respect to Mmes. Alvarado and Busquet and Messrs. Hutcheson, Menascé and Snow, dividend equivalents were paid with respect to the vested restricted stock units previously deferred. Ms. Busquet and Messrs. Fradin and Roth utilized the Pitney Bowes Non-Employee Director Matching Gift Program during 2016. The company matches individual contributions by non-employee directors, dollar for dollar up to a maximum of $5,000 per board member per calendar year. For Messrs. Roth and Fradin, the amount shown in this column includes a company match made in 2016 relating to a 2015 director charitable contribution.

Relationships and Related-Person Transactions

The board of directors has a written “Policy on Approval and Ratification of Related-Person Transactions” which states that the Governance Committee is responsible for reviewing and approving any related person transactions between Pitney Bowes and its directors, nominees for director, executive officers, beneficial owners of more than five percent of any class of Pitney Bowes voting stock and their “immediate family members” as defined by the rules and regulations of the SEC (related persons).

Under the related-person transaction approval policy, any newly proposed transaction between Pitney Bowes and a related person must be submitted to the Governance Committee for approval if the amount involved in the transaction or series of transactions is greater than $120,000. Any related-person transactions that have not been pre-approved by the Governance Committee must be submitted for ratification as soon as they are identified. Ongoing related-person transactions are reviewed on an annual basis. The material facts of the transaction and the related person’s interest in the transaction must be disclosed to the Governance Committee. It is the expectation and policy of the board of directors that any related-person transactions will be at arms’ length and on terms that are fair to the company.

If the proposed transaction involves a related person who is a Pitney Bowes director or an immediate family member of a director, that director may not participate in the deliberations or vote regarding approval or ratification of the transaction but may be counted for the purposes of determining a quorum.

The following related-person transactions do not require approval by the Governance Committee:

1.	Any transaction with another company with which a related person’s only relationship is as an employee or beneficial owner of less than ten percent of that company’s shares, if the aggregate amount invested does not exceed the greater of $1 million or two percent of that company’s consolidated gross revenues;

2.	A relationship with a firm, corporation or other entity that engages in a transaction with Pitney Bowes where the related person’s interest in the transaction

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CORPORATE GOVERNANCE

arises only from his or her position as a director or limited partner of the other entity that is party to the transaction;

3.	Any charitable contribution by Pitney Bowes to a charitable organization where a related person is an officer, director or trustee, if the aggregate amount involved does not exceed the greater of $1 million or two percent of the charitable organization’s consolidated gross revenues;

4.	Any transaction involving a related person where the rates or charges involved are determined by competitive bids; and
5.	Any transaction with a related person involving services as a bank depositary of funds, transfer agent, registrar, trustee under a trust indenture, or similar services.

The Governance Committee may delegate authority to approve related-person transactions to one or more of its members. The member to whom such authority is delegated must report, for informational purposes only, any approval or ratification decisions to the Governance Committee at its next scheduled meeting.

During 2016, no transactions were submitted to the Governance Committee for review.

Compensation Committee Interlocks and Insider Participation

During 2016, there were no compensation committee interlocks and no insider participation in Executive Compensation Committee decisions that were required to be reported under the rules and regulations of the Securities Exchange Act of 1934, as amended.

SECURITY OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

Title of Class of Stock	Name of Beneficial Owner	Shares Deemed to be Beneficially Owned(1)(2)(3)(4)	Options Exercisable Within 60 Days(4)	% of Class
Common	Linda G. Alvarado	51,399	9,888	*
Common	Anne M. Busquet	29,852	9,888	*
Common	Roger Fradin	24,113	5,485	*
Common	Anne Sutherland Fuchs	32,879	5,485	*
Common	S. Douglas Hutcheson	27,960	13,704	*
Common	Eduardo R. Menascé	37,796	13,704	*
Common	Michael I. Roth	53,532	5,485	*
Common	Linda S. Sanford	13,645	5,485	*
Common	David L. Shedlarz	39,862	9,888	*
Common	David B. Snow, Jr.	31,650	9,301	*
Common	Marc B. Lautenbach(5)	1,432,303	1,194,124	*
Common	Robert Guidotti	26,402	22,997	*
Common	Michael Monahan	1,168,817	1,010,824	*
Common	Roger Pilc	49,920	20,023	*
Common	Mark L. Shearer	100,063	30,624	*
Common	Mark F. Wright	61,968	0	*
Common	All executive officers and directors as a group (22)	3,808,770	2,796,061	2.01%

*	Less than 1% of Pitney Bowes Inc. common stock.

(1)	These shares represent common stock beneficially owned as of March 1, 2017 and shares for which such person has the right to acquire beneficial ownership within 60 days thereafter. To our knowledge, none of these shares are pledged as security. There were 186,278,859 shares of our common stock outstanding as of March 1, 2017. No director or executive officer owns shares of $2.12 convertible preference stock.

(2)	Other than with respect to ownership by family members, the reporting persons have sole voting and investment power with respect to the shares listed.

(3)	Includes shares that are held indirectly through the Pitney Bowes 401(k) Plan.

(4)	The director or executive officer has the right to acquire beneficial ownership of this number of shares within 60 days of March 1, 2017 by exercising outstanding stock options or through the conversion of restricted stock units into securities. Amounts in this column are also included in the column “Shares Deemed to be Beneficially Owned.”

(5)	Mr. Lautenbach’s total includes three open market purchases of Company stock using his personal funds: (i) 4,739 shares (approximately $70,015) made in November 2016 (ii) 12,007 shares (approximately $250,000) made in October 2015 and (iii) 66,000 shares (approximately $1,000,000) made in May 2013.

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CORPORATE GOVERNANCE

Beneficial Ownership

The only persons or groups known to the company to be the beneficial owners of more than five percent of any class of the company’s voting securities are reflected in the chart below. The following information is based solely upon Schedules 13G and amendments thereto filed by the entities shown with the SEC as of the date appearing below.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership of Common Stock	Percent of Common Stock(1)
The Vanguard Group, Inc. 100 Vanguard Blvd Malvern, PA 19355	21,103,430(2)	11.3%

BlackRock, Inc. 55 East 52nd Street New York, NY 10055	19,034,662(3)	10.2%

The Bank of New York Mellon Corporation 225 Liberty Street New York, New York 10286	12,625,004(4)	6.8%

Invesco Ltd. 1555 Peachtree Street NE, Suite 1800 Atlanta, GA 30309	9,458,334(5)	5.1%

(1)	There were 186,278,859 shares of our common stock outstanding as of March 1, 2017.

(2)	As of December 31, 2016, The Vanguard Group, Inc. disclosed sole investment power with respect to 20,842,302 shares, shared investment power with respect to 261,128 shares, sole voting power with respect to 248,168 shares and shared voting power with respect to 22,429 shares. The foregoing information is based on a Schedule 13G/A filed with the SEC on February 13, 2017.

(3)	As of February 28, 2017, BlackRock, Inc. disclosed sole investment power with respect to 19,034,662 shares and sole voting power with respect to 18,353,648 shares. The foregoing information is based on a Schedule 13G/A filed with the SEC on March 9, 2017.

(4)	As of December 31, 2016, The Bank of New York Mellon Corporation, along with its subsidiaries, disclosed sole investment power with respect to 12,452,815 shares, shared investment power with respect to 171,115 shares, sole voting power with respect to 12,220,390 shares and shared voting power with respect to 12,600 shares. The foregoing information is based on a Schedule 13G filed with the SEC on February 3, 2017.

(5)	As of December 30, 2016, Invesco Ltd. disclosed sole investment power with respect to 9,458,334 shares, shared investment power with respect to no shares, sole voting power with respect to 9,431,134 shares and shared voting power with respect to no shares. The foregoing information is based on a Schedule 13G filed with the SEC on February 14, 2017.

Section 16(a) Beneficial Ownership Reporting Compliance

Directors and persons who are considered “officers” of the company for purposes of Section 16(a) of the Securities Exchange Act of 1934 and greater than ten percent stockholders (“Reporting Persons”) are required to file reports with the SEC showing their holdings of and transactions in the company’s securities. It is generally the practice of the company to file the forms on behalf of its Reporting Persons who are directors or officers. Based solely on a review of such forms and amendments furnished to us and written representations that no other reports were required, we believe that all such forms have been timely filed for 2016.

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Proposal 1: Election of Directors

Director Qualifications

The board of directors believes that, as a whole, the board should include individuals with a diverse range of experience to give the board depth and breadth in the mix of skills represented for the board to oversee management on behalf of our stockholders. In addition, the board of directors believes that there are certain attributes that each director should possess, as described below. Therefore, the board of directors and the Governance Committee consider the qualifications of directors and nominees both individually and in the context of the overall composition of the board of directors.

The board of directors, with the assistance of the Governance Committee, is responsible for assembling appropriate experience and capabilities within its membership as a whole, including financial literacy and expertise needed for the Audit Committee as required by applicable law and New York Stock Exchange listing standards. The Governance Committee is responsible for reviewing and revising, as needed, criteria for the selection of directors. It also reviews and updates, from time to time, the board candidate profile used in the context of a director search, in light of the current and anticipated needs of the company and the experience and talent then represented on the board of directors. The Governance Committee reviews the qualifications of director candidates in light of the criteria approved by the board of directors and recommends candidates to the board for election by the stockholders at the annual stockholders meeting.

The Governance Committee seeks to include individuals with a variety of occupational and personal backgrounds on the board of directors in order to obtain a range of viewpoints and perspectives and to enhance the diversity of the board of directors in such areas as experience and geography, as well as race, gender, ethnicity and age.

The board believes all directors should demonstrate integrity and ethics, business acumen, sound judgment, and the ability to commit sufficient time and attention to the activities of the board of directors, as well as the absence of any conflicts with our interests.

Among other things, the board of directors has determined that it is important that the board should include members with the following skills and experiences:

•	Financial acumen for evaluation of financial statements and capital structure.
•	International experience and experience with emerging markets to evaluate our global operations.
•	Software and technology acumen, coupled with in-depth understanding of our business and markets, to provide counsel and oversight with regard to our strategy.
•	Operating experience, providing specific insight into developing, implementing and assessing our operating plan and business strategy.
•	Human resources experience, including executive compensation experience to help us attract, motivate and retain world-class talent.
•	Corporate governance experience at publicly traded companies to support the goals of transparency, accountability for management and the board, and protection of stockholder interests.
•	Understanding of customer communications and marketing channels to support our client focus and customer communications and marketing strategy.
•	Turnaround experience to help us assess opportunities to reposition certain of our businesses.
•	Leadership to motivate others and identify and develop leadership qualities in others.

When evaluating and recommending new candidates, the Governance Committee assesses the effectiveness of its criteria and considers whether there are any skill gaps that should be addressed.

The board conducts a self-assessment of its effectiveness as well as each of its members annually. Each committee also conducts a self-assessment of its performance annually. The board also periodically hires an outside advisor to conduct an independent review of how the board functions and to provide feedback based on that review, and it did so in 2016.

Each director brings experience and skills that complement those of the other directors. The board of directors believes that all the directors nominated for election are highly qualified, and have the attributes, skills and experience required for service on the board of directors. Additional information about each director, including biographical information, appears on the following pages.

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PROPOSAL 1: ELECTION OF DIRECTORS

Nominees for Election

Directors are elected to terms of one year. The board of directors has eleven members whose terms expire in 2017. Upon determining to fill an open board position, the board considers candidates submitted by outside independent recruiters, directors, members of management and others. Each of the nominees for election at the 2017 annual meeting of stockholders is a current board member and was selected by the board of directors as a nominee in accordance with the recommendation of the Governance Committee. If elected at the 2017 annual meeting of stockholders, each of the nominees would serve until the 2018 annual meeting of stockholders and until his or her successor is elected and has qualified, or until such director’s death, resignation or removal.

Information about each nominee for director as of March 1, 2017, is set forth below.

Should any nominee become unable to accept nomination or election as a director (which is not now anticipated), the persons named in the enclosed proxy will vote for such substitute nominee as may be selected by the board of directors, unless the size of the board is reduced. At the annual meeting, proxies cannot be voted for more than the eleven director nominees.

Vote Required; Recommendation of the Board of Directors

In accordance with our By-laws, in an uncontested election, a majority of the votes cast is required for the election of directors. Abstentions and broker non-votes will not be votes cast and therefore will have no effect on the outcome of the vote. The Board of Directors Governance Principles provide that any nominee for director in this election who fails to receive a majority of votes cast in the affirmative must tender his or her resignation for consideration by the Governance Committee. The Governance Committee will recommend to the board of directors the action to be taken with respect to such offer of resignation. The board of directors will act on the Governance Committee’s recommendation and publicly disclose its decision within 90 days from the date of the certification of the election results.

The board of directors recommends that stockholders vote FOR the election of all the director nominees.

Nominees

Director since: 1992 Committees: Finance; Governance

Linda G. Alvarado

President and Chief Executive Officer, Alvarado Construction, Inc., a commercial general contractor, development, design/build, and construction management company in the United States and internationally, since 1978. Ms. Alvarado is also an owner of the Colorado Rockies Major League Baseball Club and President of Palo Alto, Inc. and the Alvarado Restaurant Entities which owns and operates YUM! Brands restaurants in multiple states. (Formerly a director of 3M Company, Lennox International Inc., The Pepsi Bottling Group Inc. and Qwest Communications International Inc.)

Ms. Alvarado, 65, brings to the board of directors her significant operational experience as a principal of several diverse business enterprises, as well as an understanding of marketing, finance, shipping, transportation and product delivery, workforce and human resources issues. Ms. Alvarado’s experience as a member of other public company boards of directors contributes to her understanding of global public company issues, including those relating to international markets and government affairs.

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PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2007 Committees: Executive Compensation; Governance

Anne M. Busquet

Principal, AMB Advisors, LLC, an independent consulting firm, since 2006; former chief executive officer, IAC Local & Media Services, a division of IAC/Interactive Corp., an Internet commerce conglomerate, 2004 – 2006. (Also a director of Medical Transcription Billing Corp. and InterContinental Hotels Group PLC and Elior Group. Formerly a director of Meetic S.A. and Blyth, Inc.)

Ms. Busquet, 67, has experience as a senior public company executive, including as American Express Company Division President, leading global interactive services initiatives. As former chief executive officer of the Local and Media Services unit of InterActiveCorp, she has experience in electronic media, communications and marketing. In addition, Ms. Busquet brings to the board of directors her substantial operational experience, including in international markets, marketing channels, emerging technologies and services, and product development.

Director since: 2012 Committees: Audit; Finance

Roger Fradin

Retired, Vice Chairman, Honeywell International Inc., a diversified technology and manufacturing company, since February, 2017. Formerly president and chief executive officer of Honeywell Automation and Control Solutions, a division of Honeywell. (Also a director of Harris Corporation and MSC Industrial Direct Co., Inc.)

Mr. Fradin, 63, as a retired senior executive of a major diversified technology and manufacturing company, with substantial experience as the chief executive officer of its $17 billion Automation and Control Solutions division, brings to the board significant operational experience, financial expertise, and experience in capital markets, product development, and marketing, including in international markets. He possesses a strong entrepreneurial background, with experience in driving robust growth for businesses under his leadership, and has deep experience in entering new markets, both organically and through acquisition.

Director since: 2005 Committees: Executive Compensation; Governance

Anne Sutherland Fuchs

Consultant to private equity firms. Formerly group president, Growth Brands Division, Digital Ventures, a division of J. C. Penney Company, Inc., a retailer, November 2010 – April 2012; former Chair of the Commission on Women’s Issues for New York City, 2002 – 2013. (Also a director of Gartner, Inc.)

Ms. Fuchs, 69, has experience as a senior executive with operational responsibility within the media and marketing industries, as well as experience as global chief executive officer of a unit of LMVH Moet Hennessy Louis Vuitton. Her experience in the publishing industry includes senior level operational roles at Hearst, Conde Nast, Hachette and CBS. She possesses experience in product development, marketing and branding, international operations, as well as in human resources and executive compensation. Her experience in managing a number of well-known magazines contributes to her knowledge and understanding of businesses closely tied to the mailing industry. Her work for the City of New York has further informed her understanding of government operations and government partnerships with the private sector.

21

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2012 Committees: Audit; Finance

S. Douglas Hutcheson

Chief Executive Officer, of Laser, Inc., a privately held technology company, since March 2014. Since January 2015, senior advisor of technology, media and telecom for Searchlight Capital, a global private investment firm. Formerly chief executive officer, Leap Wireless International, Inc., a provider of wireless services and devices through its subsidiary, Cricket Communications, Inc. (February 2005 – March 2013); president and chief executive officer, February 2005 – November 2012. (Also a director of InterDigital, Inc. Formerly a director of Leap Wireless International, Inc.)

Mr. Hutcheson, 60, brings to the board of directors significant operational and financial expertise as an experienced former chief executive officer of a wireless communications company. His broad business background includes strategic planning and product and business development and marketing. His expertise in developing and executing successful wireless strategies is an asset to Pitney Bowes as more products and services are transitioned to the cloud. In addition, his experience as a public company chief executive contributes to his knowledge of corporate governance and public company matters.

Director since: 2012 Committees: Executive

Marc B. Lautenbach

President and Chief Executive Officer of Pitney Bowes Inc. since December 3, 2012. Formerly, Managing Partner, North America, Global Business Services, International Business Machines Corporation (IBM), a global technology services company, 2010 – 2012, and General Manager, IBM North America, 2005 – 2010. (Also a director of Campbell Soup Company.)

Mr. Lautenbach, 55, as a former senior operating executive at a global technology services company, possesses substantial operational experience, including in technology services, software solutions, application development, and infrastructure management, as well as marketing, sales and product development. Mr. Lautenbach has extensive experience working with a breadth of client segments, including in the small and medium sized business segment and public and enterprise markets. He also has significant international experience.

Director since: 2001 Committees: Chair, Executive Compensation; Executive

Eduardo R. Menascé

Co-chairman, The Taylor Companies, a privately held organization that provides advisory services in mergers, acquisitions and divestitures, since April 2014. Retired president, Enterprise Solutions Group, Verizon Communications Inc., a leading provider of wireline and wireless communications, since 2006. (Also a director of Hill-Rom Holdings, Inc. and Hillenbrand, Inc. Formerly a director of John Wiley & Sons, Inc. and KeyCorp.)

Mr. Menascé, 71, has broad experience as a former senior executive responsible for a significant international operation of a public company, as well as experience in senior leadership positions with a number of European and Latin American businesses, including business operations, finance and capital markets, international and emerging markets, technology, customer communications and marketing channels, and executive compensation. His experience on other public company boards contributes to his knowledge of public company matters.

22

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 1995 Committees: Chair, Executive; Chair, Finance; Audit

Michael I. Roth

Chairman and Chief Executive Officer, The Interpublic Group of Companies, Inc., a global marketing communications and marketing services company, since 2005. (Also a director of Ryman Hospitality Properties, Inc. and The Interpublic Group of Companies, Inc.)

Mr. Roth, 71, has broad experience as the chief executive officer of a public company and as a member of other public company boards of directors, as well as previous experience as a certified public accountant and attorney. In addition to his experience as chief executive officer of The Interpublic Group of Companies, his experience includes service as the chief executive officer of The MONY Group Inc. prior to its acquisition by AXA Financial, Inc. He brings to the board of directors his deep financial expertise, and experience in business operations, capital markets, international markets, emerging technologies and services, marketing channels, corporate governance, and executive compensation.

Director since: 2015 Committees: Audit; Executive Compensation

Linda S. Sanford

Retired Senior Vice President, Enterprise Transformation, International Business Machines Corporation (IBM), a global technology and services company, since December 31, 2014. Prior to her leadership role as senior vice president, enterprise transformation, which she held from January 2003 to December 31, 2014, Ms. Sanford was senior vice president & group executive, IBM Storage Systems Group. Ms. Sanford joined IBM in 1975. (Also a director of RELX Group and Consolidated Edison, Inc.)

Ms. Sanford, 64, with extensive experience as a senior executive in a public global technology company, possesses a broad range of experience, including in technology, innovation and global operations. Ms. Sanford has significant expertise in business transformation, information technology infrastructure, and global process integration.

Director since: 2001 Committees: Chair, Audit; Executive; Finance

David L. Shedlarz

Retired Vice Chairman of Pfizer Inc., a pharmaceutical company. Formerly vice chairman of Pfizer Inc., 2005 – 2007; executive vice president and chief financial officer, 1999 – 2005, Pfizer Inc. (Also a director of Teachers Insurance and Annuity Association, Teladoc, Inc., and The Hershey Company.)

Mr. Shedlarz, 68, has broad experience as a former senior executive of a public company, experience as a former chief financial officer and as a member of other public company boards of directors. He possesses financial expertise, knowledge of business operations and capital markets, international markets, emerging technologies and services, customer communications and marketing channels, human resources and executive compensation, regulatory and government affairs, product development, and corporate governance.

23

PROPOSAL 1: ELECTION OF DIRECTORS

Director since: 2006 Committees: Chair, Governance; Executive; Executive Compensation

David B. Snow, Jr.

Chairman and Chief Executive Officer, Cedar Gate Technologies, Inc., a provider of analytic and information technology services to doctor, hospital, and self-insured employer organizations entering risk-based reimbursement arrangements, since February 2014. Mr. Snow is chairman of Teladoc, Inc., one of the largest telemedicine companies in the United States, since July 2015. Until April 2012, chairman and chief executive officer of Medco Health Solutions, Inc., a leading pharmacy benefit manager. (Also a director of Teladoc, Inc. Formerly a director of Medco Health Solutions, Inc.)

Mr. Snow, 62, in addition to his experience as the chief executive officer of a public company, has a strong background in operations, having served in senior leadership positions at several companies including WellChoice (Empire Blue Cross Blue Shield) and Oxford Health Plans. Mr. Snow also brings to the board of directors a broad range of experience, including finance and capital markets, emerging technologies, customer communications and marketing channels, human resources and executive compensation, regulatory and government affairs, corporate governance, and product development.

24

Report of the Audit Committee

The Audit Committee functions pursuant to a charter that is reviewed annually and was last amended in November 2016. The Committee represents and assists the board of directors in overseeing the financial reporting process and the integrity of the company’s financial statements. The Committee is responsible for the appointment, compensation and retention of the independent accountants, pre-approving the services they will perform, selecting the lead engagement partner, and for reviewing the performance of the independent accountants and the company’s internal audit function. The board of directors, in its business judgment, has determined that all five of the members of the Committee are “independent,” as required by applicable listing standards of the New York Stock Exchange. Three of the five members of the Committee have the requisite experience to be designated as an Audit committee financial expert as defined by the rules of the Securities and Exchange Commission.

In the performance of its responsibilities, the Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Committee has also discussed with the independent accountants the matters required to be discussed under the rules adopted by the Public Company Accounting Oversight Board (“PCAOB”). Finally, the Committee has received the written disclosures and the letter from the independent accountants required by applicable requirements of the PCAOB regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with the independent accountants their independence.

In determining whether to recommend that the stockholders ratify the selection of PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as Pitney Bowes’ independent accountants for 2017, management and the Committee, as they have done in prior years, engaged in a review of PricewaterhouseCoopers. In that review, the Committee considers the continued independence of PricewaterhouseCoopers, its geographic presence compared to that of Pitney Bowes, its industry knowledge, the quality of the audit and its services, the audit approach and supporting technology, any Securities and Exchange Commission actions and other legal issues as well as PCAOB inspection reports. Pitney Bowes management prepares an annual assessment that includes an analysis of (1) the above criteria for PricewaterhouseCoopers and the other “Big Four” accounting firms; (2) an assessment of whether firms outside of the “Big Four” should be considered; and (3) a detailed analysis of the PricewaterhouseCoopers’ fees. In addition, PricewaterhouseCoopers reviews with the Committee its analysis of its independence. Based on the results of this review this year, the Committee concluded that PricewaterhouseCoopers is independent and that it is in the best interests of Pitney Bowes and its investors to appoint PricewaterhouseCoopers, who have been independent accountants of the Company since 1934, to serve as Pitney Bowes’ independent registered accounting firm for 2017.

Based upon the review of information received and discussions as described in this report, the Committee recommended to the board of directors that the audited financial statements be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the Securities and Exchange Commission on February 22, 2017.

By the Audit Committee of the board of directors,

David L. Shedlarz, Chair
Roger Fradin
S. Douglas Hutcheson
Michael I. Roth
Linda S. Sanford

25

Proposal 2: Ratification of the Audit Committee’s Appointment of the Independent Accountants for 2017

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PricewaterhouseCoopers”) as the independent accountants for Pitney Bowes for 2017. Although not required by law, this matter is being submitted to the stockholders for ratification, as a matter of good corporate governance. If this proposal is not ratified at the annual meeting by the affirmative vote of a majority of the votes cast, the Audit Committee intends to reconsider its appointment of PricewaterhouseCoopers as its independent accountants. PricewaterhouseCoopers has no direct or indirect financial interest in Pitney Bowes or any of its subsidiaries. A representative from PricewaterhouseCoopers is expected to attend the annual meeting and to be available to respond to appropriate questions and will have the opportunity to make a statement if he or she desires to do so.

Principal Accountant Fees and Services

Aggregate fees billed for professional services rendered for the company by PricewaterhouseCoopers for the years ended December 31, 2016 and 2015, were (in millions):

	2016	2015
Audit	$5.7	$6.3
Audit-Related	1.5	.8
Tax	.5	.5
All Other	—	—
Total	$7.7	$7.6

Audit fees: The Audit fees for the years ended December 31, 2016 and 2015 were for services rendered for the audits of the consolidated financial statements and internal control over financial reporting of the company and selected subsidiaries, statutory audits, issuance of comfort letters, consents, income tax provision procedures, and assistance with review of documents filed with the SEC.

Audit-Related fees: The Audit-Related fees for the years ended December 31, 2016 and 2015 were for assurance and related services related to employee benefit plan audits, procedures performed for SSAE 16 reports, consultations concerning financial accounting and reporting standards and for assessing and advising in the pre-implementation of the new ERP system.

Tax fees: The Tax fees for the years ended December 31, 2016 and 2015 were for services related to tax compliance, including the preparation and/or review of tax returns and claims for refunds.

The Audit Committee has adopted policies and procedures to pre-approve all services to be performed by PricewaterhouseCoopers. Specifically the Committee’s policy requires pre-approval of the use of PricewaterhouseCoopers for audit services as well as detailed, specific types of services within the following categories of audit-related and non-audit services: merger and acquisition due diligence and audit services; employee benefit plan audits; tax services; procedures required to meet certain regulatory requirements; assessment of and making recommendations for improvement in internal accounting controls and selected related advisory services. The Audit Committee delegates to its Chairman the authority to address requests for pre-approval services between Audit Committee meetings, if it is deemed necessary to commence the service before the next scheduled meeting of the Audit Committee. Such pre-approval decisions are discussed at the next scheduled meeting. The Committee will not approve any service prohibited by regulation or for services which, in their opinion, may impair PricewaterhouseCoopers’ independence. In each case, the Committee’s policy is to pre-approve a specific annual budget by category for such audit, audit-related and tax services which the company anticipates obtaining from PricewaterhouseCoopers, and has required management to report the actual fees (versus budgeted fees) to the Committee on a periodic basis throughout the year. In addition, any new, unbudgeted engagement for audit services or within one of the other pre-approved categories described above must be pre-approved by the Committee or its chair.

Vote Required; Recommendation of the Board of Directors

Ratification of the appointment of Pitney Bowes’ independent accountants requires the affirmative vote of a majority of votes cast. Abstentions and broker non-votes will not be votes cast and therefore will have no effect on the outcome of the vote.

The board of directors recommends that stockholders vote FOR the ratification of PricewaterhouseCoopers LLP as our independent accountants for 2017.

26

Proposal 3: Non-binding Advisory Vote to Approve Executive Compensation

In accordance with SEC rules, stockholders are being asked to approve, on an advisory or non-binding basis, the compensation of our named executive officers (NEOs) as disclosed in this proxy statement.

This proposal, commonly known as a “Say-On-Pay” proposal, provides our stockholders with the opportunity to express their views, on an advisory (non-binding) basis, on our executive compensation for our NEOs for fiscal year 2016 as described in the “Compensation Discussion and Analysis” or (CD&A) beginning on page 32 of this proxy statement, as well as the “Summary Compensation Table” and other related compensation tables and narratives, on pages 54 through 63 of this proxy statement.

The stockholders have approved the board of directors’ recommendation to hold advisory votes to approve executive compensation annually. At the company’s annual meeting of stockholders in 2016, stockholders voted in favor of the company’s executive compensation by over 98% of the votes cast.

The Executive Compensation Committee (Committee) and the board of directors believe that the compensation program described in the CD&A establishes effective incentives for the sustainable achievement of positive results without encouraging unnecessary or excessive risk-taking. Our compensation program appropriately aligns pay and performance incentives with stockholder interests and enables the company to attract and retain talented executives. The company and the Committee have reached out to stockholders to solicit their views on the company’s executive compensation structure.

As discussed in the CD&A, the Committee has structured our executive compensation program based on the following central principles:

(1)	Compensation should be tied to performance and long-term stockholder return and performance-based compensation should be a greater part of total compensation for more senior positions;
(2)	Compensation should reflect leadership position and responsibility;
(3)	Incentive compensation should reward both short-term and long-term performance;
(4)	Compensation levels should be sufficiently competitive to attract and retain talent; and
(5)	Executives should own meaningful amounts of Pitney Bowes stock to align their interests with Pitney Bowes stockholders.

We believe our executive compensation program demonstrates a strong link between pay and performance in its design and exhibits strong pay governance practices.

27

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Strong Pay for Performance and Governance Practices

•	88% of our CEO’s target total direct compensation, and 75% of target total direct compensation for the other named executive officers, is variable, and is subject to financial performance metrics.
•	More than two-thirds of the total compensation paid to our CEO, and half of the total compensation paid to the NEOs, is equity-based and aligned with shareholder interests.
•	100% of the 2016 long-term incentive mix is equity-based;
•	100% of the annual incentive and long-term incentive program is based on financial objectives; and
•	No employment agreements with our executive officers;
•	No tax gross-ups on Change-of-Control payments;
•	No special arrangements whereby extra years of prior service are credited under our pension plans;
•	No perquisites other than limited financial counseling and an executive physical examination benefit;
•	“Double-trigger” vesting provisions in our Change-of-Control arrangements;
•	A “clawback” policy that permits the company to recover incentives from senior executives whose fraud or misconduct resulted in a significant restatement of financial results;
•	Prohibitions against pledging and hedging of our stock;
•	Executive stock ownership policy that aligns executives’ and directors’ interests with those of stockholders, recently expanded to: (i) include more senior executives, and (ii) count only vested shares toward stock holding requirement.
•	Separate roles of CEO and chairman of the board of directors;
•	An annual risk assessment of our pay practices;
•	An annual stockholder advisory vote on executive compensation;
•	A direct line of communication between our stockholders and the board of directors;
•	Use of tally sheets to review each component of executive officer compensation;
•	Use of two independent third-party compensation surveys (Radford Global Technology Survey and Willis Towers Watson Regressed Compensation Report) in determining the competitiveness of executive compensation;
•	Use of an independent compensation consultant that advises the Committee directly on the company’s compensation structure and actions and performs no other services for the company; and
•	Enhanced disclosure of performance targets.
•	Investor outreach regarding governance and executive compensation in spring and fall of each year.

We have for the past several years regularly contacted many of our stockholders to give them an opportunity to share their views about our executive compensation program. In the spring of 2016, we reached out to stockholders representing approximately 49% of outstanding Company shares, and in fall 2016, we reached out to stockholders representing approximately 51% of outstanding Company shares to answer questions concerning the 2016 proxy statement, including the executive compensation program. Over the past few years, the Committee has implemented features in the executive compensation program that directly related to comments received from the stockholders. We also invite our largest stockholders to provide input on executive compensation matters during the month prior to our annual meeting.

The CD&A beginning on page 32 of this proxy statement describes in more detail how our executive compensation policies and procedures operate and are designed to achieve our compensation objectives, as well as the “Summary Compensation Table” and other related compensation tables and narratives on pages 54 through 63, which provide detailed information on the compensation of our NEOs.

We also invite stockholders to read our Annual Report on Form 10-K for the year ended December 31, 2016,

as filed with the Securities and Exchange Commission on February 22, 2017, which describes our business and 2016 financial results in more detail.

In accordance with Section 14A of the Exchange Act, and as a matter of good corporate governance, we are asking stockholders to indicate their support for our NEO compensation by voting FOR this advisory resolution at the 2017 Annual Meeting:

RESOLVED, that the stockholders of Pitney Bowes Inc. approve on a non-binding advisory basis the compensation of the company’s named executive officers disclosed in the Compensation Discussion and Analysis, the Summary Compensation Table and the related compensation tables, notes and narratives in this proxy statement for the company’s 2017 Annual Meeting of Stockholders.

This advisory resolution, commonly referred to as a “Say-On-Pay” resolution, is non-binding on the board of directors. Although non-binding, our board of directors and the Committee will carefully review and consider the voting results when making future decisions regarding our executive compensation program. The next “Say-on-Pay” advisory vote will occur at the 2018 annual meeting based on the recommended advisory vote on the frequency of future advisory votes on executive compensation.

28

PROPOSAL 3: ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION

Vote Required; Recommendation of the Board of Directors

The vote to approve executive compensation is an advisory vote. The affirmative vote of the majority of the votes cast will constitute the stockholders’ non-binding approval with respect to our executive compensation programs. Abstentions and broker non-votes will not be votes cast and therefore will have no effect on the outcome of the vote.

The board of directors recommends that stockholders vote FOR the approval of our executive compensation on an advisory basis.

29

Proposal 4: Non-binding Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation

In addition to the advisory vote to approve executive compensation in Proposal 3 above, the Dodd-Frank Act also enables our stockholders to express their preference for having a “say-on-pay” vote every one, two or three years, or to abstain. This advisory (non-binding) “frequency” vote is required once every six years beginning with the 2011 annual meeting.

After careful consideration and in accordance with feedback received by our investor outreach, the board of directors has determined that holding an advisory vote to approve executive compensation every year is the most appropriate policy for the company at this time, and recommends that stockholders vote for future advisory votes to approve executive compensation to occur every year.

While our executive compensation programs are designed to promote a long-term connection between pay and performance, the board of directors recognizes that executive compensation disclosures are made annually. Holding an annual advisory vote to approve executive compensation provides the board of directors with more direct and immediate feedback on our compensation programs. However, stockholders should note that because the advisory vote to approve executive compensation occurs well after the beginning of the compensation year, and because the different elements of our executive compensation programs are designed to operate in an integrated manner and to complement one another, in many cases it may not be appropriate or feasible to change our executive compensation programs in consideration of any one year’s advisory vote to approve executive compensation by the time of the following year’s annual meeting of stockholders. For your information, when we last presented this proposal to stockholders in 2014, of those who voted, 89% voted for an annual frequency.

We understand that our stockholders may have different views as to what is an appropriate frequency for advisory votes to approve executive compensation, and we will carefully review the voting results on this proposal. Stockholders will be able to specify one of four choices for this proposal on the proxy card: every year, every two years, every three years, or abstain. (Stockholders are not voting to approve or disapprove the board of directors’ recommendation.)

This advisory vote on the frequency of future advisory votes to approve executive compensation is non-binding on the board of directors. Notwithstanding the recommendation of the board of directors and the outcome of the stockholder vote, the board of directors may in the future decide to conduct advisory votes on a more or less frequent basis and may vary its practice based on factors such as discussions with stockholders and the adoption of material changes to compensation programs.

Vote Required; Recommendation of the Board of Directors

The vote on the frequency of future advisory votes to approve executive compensation is an advisory vote and the results will not be binding on the board of directors or the company. The affirmative vote of the majority of votes cast will constitute the stockholders’ non-binding approval with respect to the frequency of future advisory votes on executive compensation. Abstentions and broker non-votes will not be votes cast and therefore will have no effect on the outcome of the vote.

The board of directors recommends that stockholders vote to conduct future advisory votes to approve executive compensation EVERY YEAR.

30

Equity Compensation Plan Information

The following table provides information as of December 31, 2016 regarding the number of shares of common stock that may be issued under our equity compensation plans.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans excluding securities reflected in column (a)
Equity compensation plans approved by security holders	11,371,260	$24.33	18,361,915
Equity compensation plans not approved by security holders	—	—	—
Total	11,371,260	$24.33	18,361,915	(1)

(1)	These shares are available for stock awards made under the Stock Plan of 2013. As of December 31, 2016, of the total 18,361,915 shares remaining and available for future issuance 7,588,301 are available for full value share awards.

Report of the Executive Compensation Committee

The Executive Compensation Committee (Committee) of the board of directors (1) has reviewed and discussed with management the section beginning on page 32 entitled “Compensation Discussion and Analysis” (CD&A) and (2) based on that review and discussion, the Committee has recommended to the board of directors that the CD&A be included in the company’s Annual Report on Form 10-K for the year ended December 31, 2016 and this proxy statement.

By the Executive Compensation Committee of the board of directors,

Eduardo R. Menascé, Chairman

Anne M. Busquet

Anne Sutherland Fuchs

Linda S. Sanford

David B. Snow, Jr.

31

Compensation Discussion and Analysis

The following discussion and analysis contains statements regarding company performance targets and goals. These targets and goals are disclosed in the limited context of our compensation programs and should not be understood to be statements of management’s expectations or estimates of results or other guidance. Investors should not apply these statements to other contexts.

Executive Summary

Overview

This CD&A section explains our compensation philosophy, summarizes the material components of our compensation programs and reviews compensation decisions made by the Committee and the independent board members. The Committee, comprised of only independent directors, makes all compensation decisions regarding executive officers including those identified as named executive officers (NEOs) in the Summary Compensation Table on page 54, other than the Chief Executive Officer (CEO) and the Chief Operating Officer and Chief Financial Officer (COO). The independent board members, based on recommendations by the Committee, determine compensation actions impacting the CEO and the COO.

2016 Named Executive Officers
•	Marc B. Lautenbach, President and Chief Executive Officer
•	Michael Monahan, Executive Vice President, Chief Operating Officer and Chief Financial Officer
•	Mark L. Shearer, Executive Vice President and President, Pitney Bowes SMB Solutions
•	Robert Guidotti, Executive Vice President and President, Software Solutions
•	Roger Pilc, Executive Vice President and Chief Innovation Officer
•	Mark F. Wright, former Executive Vice President, Strategic Growth Initiatives (Mr. Wright terminated employment on July 1, 2016.)

Pitney Bowes bifurcated the role of President and CEO and chairman of the board of directors. Marc B. Lautenbach is President and CEO and Michael I. Roth is non-executive chairman of the board of directors.

Effective February 1, 2017, Stanley J. Sutula III was appointed to the role of Executive Vice President and Chief Financial Officer.

Mr. Monahan continues to serve in the role of Executive Vice President and COO.

32

COMPENSATION DISCUSSION AND ANALYSIS

2016 Summary of Business Performance

In 2016, Pitney Bowes invested significant resources and made substantial progress in positioning the Company for long-term success. Although the financial returns from our business in 2016 did not match our expectations, the Company continued to progress on its three-pronged strategy. Our three main strategic initiatives to unlock shareholder value remain the same: (1) stabilize and reinvent the mail business, (2) drive operational excellence and (3) grow the business through expansion of digital commerce. Among other things, in 2016, the Company introduced new mailing hardware products as well as multiple software applications. These enable clients to both send parcels through multiple carriers and to mail through the United States Postal Service from a single device or software application. The Company also introduced a device to enable existing hardware to connect digitally to the Company for enhanced value. The Company launched its new enterprise business platform in the United States. With the prior launch in Canada, this means that approximately 80% of the Company’s revenue base uses the new platform. The platform provides the Company with not only improved operational efficiency, but should also enhance the client experience. Although the software business unit did not perform up to expectations, it built out a partner channel to complement the direct sales force to position it for improved growth going forward. The Ecommerce business achieved double digit growth in its retail and marketplace cross-border offerings. Finally, the Company launched its first broad-based advertising campaign in twenty years to build on the initial rebranding efforts from 2015.

From a financial perspective, in 2016, the Company:

•	Generated revenue of $3.4 billion

•	Delivered free cash flow of $430 million

•	Repurchased 10.5 million shares of its common stock using $197 million

•	Returned $141 million in dividends to its stockholders

•	Issued $600 million of five-year notes and redeemed Pitney Bowes International Holdings, Inc. preferred stock of $300 million

•	Reported adjusted earnings per diluted share from continuing operations (Adjusted EPS) of $1.68.

Some of the amounts in the CD&A portion of this proxy statement are shown on a non-GAAP basis. For a reconciliation and additional detail on the calculation of the financial results reported in this proxy statement, including those described above, please refer to page 52 “Non-GAAP measures.” Our Annual Report on Form 10-K for the year ended December 31, 2016, filed with the SEC on February 22, 2017 describes our business and 2016 financial results in more detail.

Snapshot of 2016 Pay for Performance Actions

The Company divides its performance-based compensation into an annual performance component and a three-year performance component. It does so to incent management to strike an appropriate balance between the short and long term growth of the Company. The 2016 compensation short and long-term incentive plans reflect this balance and, in 2016, worked as designed to reflect the Company’s performance.

•	Short Term Incentive Plan. In 2016, the Company fell short of the financial objectives that it utilizes in the short-term incentive plan. Consequently, there was no annual incentive paid, even though the company made substantial progress toward important strategic initiatives.

•	Long Term Incentive Plan. The 2014-2016 performance period reflects the completion of the first Performance Stock Unit (PSU) award cycle. PSUs vest based on financial metrics established by the Committee and the application of a total shareholder return (TSR) modifier. In addition, the market value of the award fluctuates with the stock price. Although the early part of the three-year period reflected solid Company performance, 2016 had a significant impact on the ultimate vested percentage of 56%. Throughout the three-year period, the Company continued to invest in its future long-term success, including its enterprise resource planning system, rebranding and marketing efforts, and the overhaul of the Company’s go-to-market structure.

See the Performance Stock Unit waterfall chart on page 34 of this proxy statement.

33

COMPENSATION DISCUSSION AND ANALYSIS

The following tables compare the actual payouts in 2016 and 2015:

Annual Incentive	2016 Actual Payout Factor as a % of Target	2015 Actual Payout Factor as a % of Target	Percentage change 2016 vs. 2015
Financial Objectives	0.0%	62.2%
Strategic Modifier(1)	—	7.0%
Subtotal	—	69.2%
Performance Adjustment	—	(12.2%)
Total Payout Factor	0.0%	57.0%	(100.0%)

Long-Term Incentive	2016 Actual Unit Multiplier Value (2014 – 2016 PSU cycle)	2015 Actual Unit Payout Value (2013 – 2015 CIU cycle)	Percentage change 2016 vs. 2015
Adjusted Earnings per Share	0.46	$0.79
Adjusted Free Cash Flow	0.29	$0.56
TSR Modifier(2)	(0.19)	$0.34
Total Multiplier/Payout Value	0.56	$1.69	(66.9%)

(1)	The strategic modifier objectives in 2016 included measures of performance against a Net Promoter Score as well as employee engagement metrics based on employee survey results. Based on overall performance against financial objectives, the strategic modifier was not considered for 2016.
(2)	The TSR Modifier is a cumulative three-year modifier, which modifies the final payout by up to +/– 25% based on the company’s TSR as compared to the company’s peer group (see page 44). The relative TSR modifier for the 2013 – 2015 CIU cycle and 2014 – 2016 PSU cycle was +25% and -25%, respectively.

2014-2016 Performance Stock Unit Vesting Multiplier

The amounts above include the impact of the TSR Modifier. The sum of the metrics may not exactly equal the total due to rounding.

For additional detail on the calculation of the financial metrics described above, please refer to page 52 “Non-GAAP Measures” and corresponding table. Also see “2016 Compensation” beginning on page 41 of this proxy statement for a discussion of each of the compensation components and the respective payouts.

34

COMPENSATION DISCUSSION AND ANALYSIS

CEO 2016 Compensation

In deciding to focus the CEO’s compensation on the long-term success of the company, the board made no increase for 2016 to his base salary ($950,000) and annual incentive target (135%). In connection with the reintroduction of stock options as part of the long-term incentive compensation, the Company adjusted his long-term incentive target ($5,500,000) to be comprised of 60% Performance Stock Units (PSUs) (70% previously), 20% Restricted Stock Units (RSUs) (30% previously) and 20% Nonqualified Stock Options (NSOs).

The compensation package of our President and CEO reflects Pitney Bowes’ enhanced performance-linked pay philosophy and is competitive when compared to our peer group and two third-party compensation survey reports (see description on competitive benchmarking of compensation on pages 47 to 49).

The following are characteristics of Mr. Lautenbach’s compensation compared against our peer group and the average of the Willis Towers Watson Regressed Compensation Report and the Radford Global Technology Survey (Survey Reports):

Pitney Bowes CEO Compensation vs. Benchmarks

In the above illustration, because the peer median and the average median data of the Survey Reports is reported at target, Mr. Lautenbach’s compensation elements are also illustrated at target for comparison purposes.

Pitney Bowes CEO % of Pay

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COMPENSATION DISCUSSION AND ANALYSIS

2016 CEO Realizable Compensation. The previous chart illustrated that 88% of the CEO’s pay is at risk based on Company performance. The chart below demonstrates how our compensation structure is strongly linked to Company performance and shows that based on the Company’s performance in 2016, compared to the target value, only 45% of the CEO’s total potential compensation was realizable as of December 31, 2016. For this purpose, realizable compensation includes base pay, annual incentive, value of RSUs vested, and value of PSUs earned.

CEO Realizable Compensation

(1)	Target Realizable Compensation represents 2016 current base salary, 2016 target annual incentive, and: (i) the grant date target value of the RSU awards which had a prorated vesting in 2016, as disclosed in the “Options Exercised and Stock Vested” table on page 59, and (ii) the grant date target value of the 2014-2016 PSU award.
(2)	2016 Actual Realizable Compensation represents 2016 base salary, 2016 actual annual incentive, and: (i) the value realizable upon vesting of the RSU awards which had a prorated vesting in 2016, as disclosed in the “Options Exercised and Stock Vested” table on page 59, and (ii) the value of the 2014-2016 PSU award based on the final performance factor of 0.56 and the closing stock price as of December 31, 2016.
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COMPENSATION DISCUSSION AND ANALYSIS

Executive Compensation Program Structure

Compensation Philosophy

We link executive compensation to the performance of the company as a whole. We believe executives with higher levels of responsibility and a greater ability to influence enterprise results should receive a greater percentage of their compensation as performance-based compensation. Compensation for our NEOs varies from year to year primarily based on achievement of enterprise-wide objectives and in some instances individual performance. We emphasize enterprise-wide performance to break down any internal barriers that can arise in organizations that emphasize individual performance. We believe our compensation structure encourages reasonable risk-taking but discourages taking excessive risks.

Our executive compensation program is designed to recognize and reward outstanding achievement and to attract, retain and motivate our leaders. We solicit feedback from our major stockholders regarding our executive compensation program, and management speaks individually to stockholders who wish to provide input. At the company’s annual meeting of stockholders in 2016, stockholders voted in favor of the company’s executive compensation by over 98% of the votes cast.

Below is an overview of key aspects of our pay philosophy.

Overall Objectives	•	Compensation levels should be sufficiently competitive to attract and retain talent;

	•	Compensation should reflect leadership position and responsibility;

	•	Executive compensation should be linked to the performance of the company as a whole;

	•	Compensation should motivate our executives to deliver our short and long-term business objectives and strategy; and

	•	Compensation packages should be designed to preserve tax deductibility where practicable.

Pay Mix Principles	•	Compensation should be tied to short-term performance and creation of long-term stockholder value and return;

	•	Performance-based compensation should be a significant portion of total compensation for executives with higher levels of responsibility and a greater ability to influence enterprise results; and

	•	Executives should own meaningful amounts of Pitney Bowes stock to align their interests with Pitney Bowes stockholders.

Pay for Performance	•	Incentive compensation should reward both short-term and long-term performance;

	•	A significant portion of our compensation should be variable based on performance; and

	•	The annual and long-term incentive components should be linked to operational outcomes, financial results or stock price performance.

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COMPENSATION DISCUSSION AND ANALYSIS

Stockholder Engagement – Executive Compensation

It is our practice to conduct stockholder outreach calls and meetings twice a year in the spring and fall. We contact stockholders holding approximately 50% of our outstanding shares and actively seek their views on various governance topics and executive compensation matters. We also periodically engage proxy advisory firms for their viewpoints. If requested, we offer various board members to discuss these matters with our investors. In 2016, our Chairs of the Governance and Executive Compensation Committees joined in certain discussions.

Here’s What We Heard

Overall our investors provided positive feedback on the structure of our executive compensation programs, our dedication to stockholder outreach and in particular our making board members available if requested

Our investors approved the alignment of our compensation programs with company’s performance and in particular our compensation best practices

Our investors were specifically pleased about the multiple triggers in vesting, the way we benchmark against two independent surveys as well as company peers and our clawback policy

Our investors asked us to streamline the proxy where possible, simplify explanations, and provide graphic displays to make it easier to read

Our investors questioned why we had eliminated a relative total shareholder return metric from our 2016 long-term incentive PSU award
Here’s What We’ve Done

We’ve tried to simplify and streamline certain sections of the proxy presentation to avoid duplication of material where possible

We introduced new charts to assist in the presentation of the material

We reintroduced a relative total shareholder return modifier in our 2017 long-term incentive PSU award

We have provided more explanations as to why certain actions were taken by the Committee with respect to compensation

We provided a chart which shows total target realizable pay compared to actual realizable pay indicating a clear alignment between pay and performance

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COMPENSATION DISCUSSION AND ANALYSIS

Strong Compensation and Pay Governance Practices

We believe our executive compensation program demonstrates a strong link between pay and performance in its design and exhibits strong governance pay practices. The following lists the principal pay for performance and governance practices adopted by the board.

100% of annual incentive and long-term incentive tied to financial metrics and/or growth in our share price

100% of long-term incentive is equity based

Double trigger vesting in our change of control provisions

Significant stock ownership guidelines for senior executives and directors

Enhanced disclosure of performance targets

Independent compensation consultant performing no other services for Company

Clawback provisions in event of financial restatement

Annual stockholder advisory vote on executive compensation

Significant CEO pay at risk (88%)

Independent Chairman of board of directors

Annual risk-assessment of pay practices

Semi-annual stockholder outreach with direct line of communication with board of directors
No individual supplemental executive retirement plans

No special arrangement crediting extra years of service in our benefit plans

No tax gross-up in change of control payments

No hedging, pledging or short-term speculative trading of Company stock

No employment agreements with our executive officers

No stock option repricing, reloads or exchanges

No transferability of restricted securities

No dividends on unvested stock awards

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COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Components

The Committee is responsible for determining the compensation for all NEOs, other than the CEO and COO, and for recommending to the independent members of the board of directors (as a whole) each specific element of compensation for the CEO and COO. The Committee considers recommendations from the CEO regarding the compensation of other NEOs. The independent board members are responsible for determining the CEO’s and COO’s compensation. No member of the management team, including the CEO, has a role in determining his or her own compensation.

For each NEO, the Committee sets, as a guideline, target total direct compensation levels so the base salary, total cash compensation, and total direct compensation is at +/- 20% of the median of the competitive data based on the Willis Towers Watson Regressed Compensation Report, as regressed for companies approximately our size, and the Radford Global Technology Survey focusing on companies with revenue scopes similar to ours for each position. We describe these two reports in more detail under “Assessing Competitive Practice” beginning on page 47 of this proxy statement. In order to attract or retain specific talent, the general median guideline +/- 20% may be exceeded.

For 2016, the total target cash compensation (base salary plus annual incentive) and total target direct compensation (base salary plus annual incentive plus long-term incentive) for Mr. Lautenbach were 100% and 117%, respectively, of the market median(1) for CEOs. For the NEOs, as a group, the average total target cash compensation and total direct compensation were 107% and 117%, respectively, of the market median.

(1)	Market median is the average of the median CEO pay as reported in the Willis Towers Watson Regressed Compensation Report and the Radford Global Technology Survey. For NEO pay, market median is the average of the Willis Towers Watson Regressed Compensation Report and the Radford Global Technology Survey average median of NEO pay.

The following table outlines the components of direct compensation for our NEOs and how they align with our compensation principles.

Pay Element	Key Characteristics	What it Rewards
Short-term Compensation
Base Salary	• Fixed cash compensation • Increases influenced by executive’s individual performance rating	• Performance of daily job duties • Highly developed skills and abilities critical to the success of the company
Annual Incentive	• Performance-based cash compensation primarily measured on achievement of enterprise-wide metrics • Individual performance may be considered in establishing executives’ annual incentive opportunity	• Achievement of pre-determined short-term objectives established in the first quarter of each year
Long-term Incentives
Performance Stock Units (PSUs)	• Performance-based equity compensation measured on enterprise-wide metrics

• Achievement of pre-determined long-term objectives and annual objectives:

• established cumulative objectives in the first quarter of the first year within the three-year cycle for awards made in 2016

• established in the first quarter of each year within the three-year cycle for awards made prior to 2016

• Change in company’s stock price compared to peer group for awards made prior to 2016

Performance-Based Restricted Stock Units (RSUs)	• Performance-based equity compensation measured on a threshold financial target	• Achievement of a pre-determined performance objective established at time of grant • company stock value
Nonqualified Stock Options (NSOs)	• Performance-based equity compensation measured by company stock value	• company stock value must increase for optionees to realize any benefit
Periodic Off-cycle Long-term Awards	• Depends on award granted	• The Committee may also grant other long-term incentive awards in unique circumstances where needed for attracting, retaining or motivating executive talent. No off-cycle awards were granted to NEOs in 2016.

We also provide certain other benefits for our NEOs, including retirement benefits and deferred compensation plans. For additional information, please see “Other Indirect Compensation” on page 45 of this proxy statement.

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COMPENSATION DISCUSSION AND ANALYSIS

2016 Compensation

2016 Highlights

•	Stock options were reintroduced as a component of the company’s long-term incentive plan.
•	We believe stock options strongly align with shareholder interests and emphasize the creation of long-term value in how the company rewards its executives.
•	Performance Stock Unit awards for the 2016-2018 cycle utilize three-year cumulative performance metrics in determining payouts.
o	Performance Stock Unit awards vest based on achievement of Adjusted Free Cash Flow and Adjusted Earnings Per Share.
o	In order to focus on financial goals inherent to driving the long-term strategy, the 2016-2018 PSU awards do not include a TSR modifier.

Base Salary

Mr. Lautenbach’s annual salary did not increase for 2016. For the other NEOs base salary increases in 2016 averaged 1.4%.

Annual Incentives

There were no annual incentives awarded to any of the NEOs for 2016 based on performance against the established objectives.

Annual Incentives

The annual incentive plan is based 100% on the Company’s financial performance, demonstrating our commitment to place rigor and objectivity in establishing and meeting our compensation goals. The following lists the financial objectives used under the annual incentive plan, along with the reasoning for each, which we believe effectively measure how well our business is performing on a short-term basis:

•	Adjusted free cash flow (Adjusted FCF). The ability to generate free cash flow on a short-term basis is extremely important as it allows the company to manage its current financial needs.
•	Adjusted earnings before interest and taxes (Adjusted EBIT). This is an appropriate measure for annual incentive compensation because it directly reflects current profitability and performance.
•	Adjusted revenue growth. This is an appropriate measure because it indicates whether our business is expanding, after excluding the impact of foreign currency translation and the disposal of certain business operations.

Each of these metrics excludes the impact of certain special items, both positive and negative, which could mask the underlying trend or performance within a business. The adjustments for special items are made consistently year-to-year and are explained on page 52 in “Non-GAAP Measures.”

We apply a Strategic Modifier of up to ten percentage points in determining final compensation payouts. The Strategic Modifier is based on the achievement of enterprise strategic goals. Strategic goals are targets that are important to the successful operation of the enterprise above and beyond financial goals. The strategic goals for 2016 were (i) Voice of the Client, measured as a net promoter score and (ii) High Performance Culture, measured from an annual employee survey. These important strategic goals are the foundation for our future business success and essential for positive financial results.

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COMPENSATION DISCUSSION AND ANALYSIS

The table below shows the weighting of the metrics as well as the various levels of achievement relating to the 2016 annual incentive:

	Target				Actual	Actual Payout as
Financial Objectives(1)	Weighting	Threshold	Target	Maximum	Result	a % of Target
Adjusted Earnings Before Interest and Taxes(2)	35%	$689 million	$734 million	$779 million	$638 million	0%
Adjusted Revenue Growth(2)	25%	-2.0%	0.5%	3.0%	-3.2%	0%
Adjusted Free Cash Flow(2)	40%	$385 million	$435 million	$485 million	$312 million	0%

(1)	We set the targets for the Adjusted EBIT, Adjusted revenue growth and Adjusted FCF financial objectives relative to overall guidance provided to stockholders and the financial community at the beginning of 2016. We believe that the 2016 financial objectives at each level (threshold, target and maximum) accurately balance the difficulty of attainment of the level with the related payout.

(2)	For compensation purposes, (a) Adjusted EBIT is translated at 2016 budget rates and presented on a continuing operations basis excluding any nonrecurring items; (b) Adjusted revenue growth is presented on a continuing operations and constant currency basis; and (c) Adjusted FCF excludes reserve account deposits and changes in finance receivables. Adjusted EBIT, Adjusted revenue growth and Adjusted FCF are non-GAAP measures. For a reconciliation and additional information, please see “Non-GAAP Measures” on page 52 of this proxy statement.

Funding of the Annual Incentive Pool and 2016 Actual Payout

Funding of the annual incentive pool begins with the sum of the annual incentive targets of eligible Pitney Bowes Incentive Plan (PBIP) participants. For more information on setting the target see “Assessing Competitive Practice” on page 47.

For NEOs, executive officers, unit presidents and staff vice presidents, the annual incentive would only be paid if the company achieves its Section 162(m) threshold goal of $246,208,000 in income from continuing operations, excluding certain special events. (See “Treatment of Special Events” beginning on page 52 of this proxy statement.) This target is intended to allow payments under the annual incentive program to qualify as performance-based compensation for purposes of Code Section 162(m). Actual 2016 income from continuing operations, excluding all special events, was $317,402,000.

Based on the financial performance shown above, the annual incentive pool was not funded for 2016.

Long-term Incentives

Long-term incentives link the NEOs’ rewards to the company’s long-term financial performance and stock price. We also pay long-term incentives in order to be competitive in the markets in which we operate and in order to attract and retain high-performing executives.

Long-term incentive awards are linked to changes in shareholder value and continue to be 100% equity based. In 2016, the award mix consisted of 60% PSUs, 20% performance-based RSUs and 20% NSOs. Stock denominated grants, by their nature, convey market-based standards over time.

In 2016 we made the following changes to our long-term incentive awards. With respect to PSUs, three-year cumulative metrics were substituted for the previous series of one-year metrics aggregated over three years and the three-year Total Shareholder Return versus peers modifier was eliminated. The purpose of the change to the three-year cumulative metrics underlying the 2016-2018 PSU awards was to focus our effort on the company’s long-term financial goals, instead of a relative metric such as a TSR modifier. In addition to our long-term incentive program being 100% equity-based, stock options were reintroduced in 2016. The reintroduction of stock options further strengthens our commitment to strong long-term growth from a stockholder perspective, as these awards have value only if Company stock price increases.

Performance Stock Units (PSUs)

PSUs are long-term equity awards granted annually with three-year performance and vesting cycles and in 2016 constituted 60% of a NEO’s long-term incentive award. At any given time there will be three PSU cycles outstanding. The vesting of long-term incentive awards are generally subject to achieving an average income from continuing operations (IFCO) financial threshold target established for purposes of Code Section 162(m). If the average IFCO target is not met, then the entire award is forfeited. In addition, vesting of PSUs is based on achieving various challenging enterprise-wide financial objectives.

The enterprise-wide financial objectives set by the Committee include adjusted earnings per share and adjusted free cash flow. We believe both of these financial factors are important indicators of the company’s long-term viability and performance and align with the Company’s long-term growth strategy, and thus are appropriate metrics upon which to base long-term incentive awards.

•	Adjusted earnings per share (Adjusted EPS) is an appropriate measure of long-term profitability.
•	Adjusted FCF provides us with needed resources to reposition and pursue new growth opportunities. While we recognize that this metric is also utilized in our short-term one-year goal, we believe Adjusted FCF is important as well to the Com-

42

COMPENSATION DISCUSSION AND ANALYSIS

pany’s long-term success, measured over a three-year period.

The Committee generally sets the financial targets considering the guidance we provide to stockholders and the investment community. Subsequent revisions of guidance do not affect the targets set at the beginning of a year. Our long-term financial targets take into account budgeted levels of share repurchases. The Committee believes it sets the objectives with the appropriate level of difficulty and stretch for each grant.

The number of PSUs granted at target in 2016 was determined by dividing the target amount by the closing price of company stock on the date of grant.

The number of shares vesting at the end of the cycle can range from 0 to 200% of the initial number granted based on achievement of the Committee approved financial goals. The Committee also can employ discretion in determining the vesting percentage to reflect more accurately the Company’s overall performance.

For PSUs awarded prior to 2016, the Committee established enterprise-wide financial objectives at the beginning of each year of the three-year performance cycle. At the end of the three-year cycle the Committee ranks the Company’s cumulative three-year TSR against the cumulative three-year TSR of each company in the peer group and adjusts the final payout by plus or minus 25%. The TSR modifier cannot result in a positive adjustment if there is a negative TSR over the three-year cycle.

Performance Stock Units (PSUs) Objectives and Metrics for completed 2014-2016 grant cycle

The table below shows the financial metrics, each weighted at 50%, and various levels of achievement relating to the 2014-2016 PSUs:

					Metric		Final
2014 – 2016				Actual	Payout	TSR	Performance
Adjusted Earnings Per Share(1)	Threshold	Target	Maximum	Result	Value	Modifier	Multiplier
2014	$1.60	$1.76	$1.95	$1.95	0.33
2015	$1.65	$1.85	$2.00	$1.79	0.13
2016	$1.75	$1.90	$2.05	$1.68	0.00
					Metric
2014 – 2016				Actual	Payout
Adjusted Free Cash Flow(1)	Threshold	Target	Maximum	Result	Value
2014	$400 million	$440 million	$500 million	$467 million	0.24
2015	$380 million	$405 million	$455 million	$384 million	0.05
2016	$385 million	$435 million	$485 million	$312 million	0.00
Total					0.75	-25%	0.56

(1)	For compensation purposes, (a) adjusted earnings per share includes the benefit received from the company’s divestiture of a partnership investment; and (b) adjusted free cash flow excludes reserve account deposits and changes in finance receivables. Adjusted EPS and adjusted free cash flow are non-GAAP measures. For a reconciliation and additional information, please see “Non-GAAP Measures” on page 52 of this proxy statement.

For the 2014 – 2016 PSU cycle, the unit multiplier at target is 100%. The PSU multiplier range is between 0% and 200% based upon the achievement of the pre-determined financial objectives described above, each weighted at 50%. The Committee modifies the resulting unit value by up to +/– 25% based on our cumulative three-year TSR as ranked against the cumulative three-year TSR of companies within our peer group linking pay-out to our relative TSR. If TSR is negative for the cumulative three-year period, there is no positive application of the TSR modifier. Based on relative performance versus our peer group over the cumulative three-year period, the TSR modifier is applied as shown on page 44.

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COMPENSATION DISCUSSION AND ANALYSIS

PBI rank vs. Peer Group	Modifier
Above 75th %ile	+25%
70th to 75th %ile	+20%
65th to 70th %ile	+15%
60th to 65th %ile	+10%
55th to 60th %ile	+5%
45th to 55th %ile	+0%
40th to 45th %ile	–5%
35th to 40th %ile	–10%
30th to 35th %ile	–15%
25th to 30th %ile	–20%
Below 25th %ile	–25%

For NEOs, executive officers, unit presidents and staff vice presidents the 2014-2016 PSU cycle is only vested if the company achieves the Section 162(m) threshold goal of average income from continuing operations over the cycle of $266,468,000, excluding certain special events. (See “Treatment of Special Events” beginning on page 52 of this proxy statement.) Average annual income from continuing operations for the 2014-2016 PSU cycle was $352,181,000, which exceeded the performance threshold.

Based on the 2014-2016 PSU performance multiplier of 0.56 per unit, the NEOs each vested in the following number of PSUs in February 2017:

Executive	Target PSUs Awarded	Performance Multiplier	Units Vested
Marc B. Lautenbach	125,448	0.56	70,251
Michael Monahan	36,241	0.56	20,295
Mark L. Shearer	36,241	0.56	20,295
Robert Guidotti	N/A	N/A	N/A
Roger Pilc	13,939	0.56	7,806
Mark F. Wright(1)	20,908	0.56	9,757

(1)	Mr. Wright’s 2014-2016 PSU award is prorated based on his July 1, 2016 termination date.

Performance-Based Restricted Stock Units

An annual grant of performance-based restricted stock units (RSUs) is made during the first quarter of the year. While RSUs continue to support the executives’ long-term outlook, they also act as a significant retention tool.

For NEOs, executive officers, unit presidents and staff vice presidents, no RSUs will vest unless the company achieves at least the Section 162(m) threshold target of $246,208,000 income from continuing operations, excluding certain special events in 2016. (See “Treatment of Special Events” beginning on page 52 of this proxy statement.) Actual 2016 income from continuing operations, excluding all special events, was $317,402,000 which exceeded the target.

In 2016 performance-based RSUs comprised 20% of a NEO’s long-term incentive award. The 2016 award vests in three equal installments if the executive is still employed on the installment vesting date. If the initial income from continuing operations target had not been achieved, the RSUs granted in 2016 would have been forfeited.

Nonqualified Stock Options (NSOs)

In 2016, the Committee reintroduced stock options as a component of the company’s long-term incentive plan. An annual grant of stock options is made during the first quarter of the year.

In special circumstances, the Committee, or in the case of the CEO, the independent members of the board of directors, may determine that it is appropriate to make additional grants to executives during the course of the year.

On February 8, 2016, the named executive officers were awarded an annual grant of stock options to purchase common stock of the company under the 2013 Stock Plan at an exercise price of $16.82 per share, the closing price of our common stock on the day of grant. These stock options have a ten-year exercise period and will vest and become exercisable in equal installments over three years commencing on the first anniversary after the date of grant, subject to continued service through each such vesting date.

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COMPENSATION DISCUSSION AND ANALYSIS

Periodic Off-Cycle Long-Term Awards

No off-cycle long-term awards were made to NEOs in 2016. In special circumstances, the Committee, or in the case of the CEO and COO, the independent board members, may determine that it is appropriate to make additional long-term award grants to executives during the course of the year. In some cases, these awards are part of the long-term incentive awards made to hires during the course of a calendar year, and in other cases, these awards are in addition to the long-term incentive awards made in any given year.

Other Indirect Compensation

Retirement Compensation

In the United States, retirement benefits include:

•	Qualified and nonqualified restoration 401(k) plans with company matching contributions up to 4% of eligible compensation and 2% company core contribution. Participants become eligible for the company matching and company core contributions after one year of employment with the company.
•	Qualified and nonqualified restoration pension plans for employees hired prior to January 1, 2005. Accruals under these plans were frozen at the end of 2014. Only one NEO qualifies for this benefit.

Nonqualified plans are unfunded obligations of the company subject to claims by our creditors. Nonqualified restoration plans (pension and 401(k)) are based on the same formulas as are used under the qualified plans and make up for benefits that would have been provided under the qualified plan except for limitations set forth under the Internal Revenue Code of 1986, as amended. Restoration plans are available to a select group of management or highly compensated employees, including the NEOs.

An individual account under the 401(k) Restoration Plan:

•	is adjusted on the basis of notional investment returns of publicly-available mutual fund investments; and
•	does not receive any above-market earnings.

The Pension Restoration Plan applies the same standard actuarial rules as are applied under the qualified Pension Plan.

For additional information, please see the narrative accompanying the “Pension Benefits as of December 31, 2016” table on page 60 and the narrative accompanying the “Nonqualified Deferred Compensation for 2016” table beginning on page 61 of this proxy statement.

Other Benefits

Other benefits include:

•	Nonqualified Deferred Incentive Savings Plan:
	o	Provides a savings vehicle in a tax efficient manner
	o	Provides certain executives the ability to voluntarily defer payouts of annual cash incentives and base pay into a nonqualified deferred compensation plan
•	Certain executives with RSUs and PSUs who are subject to the executive stock ownership policy, may voluntarily elect to defer settlement of RSUs and PSUs until termination or retirement. Executives who choose deferral receive dividend equivalents after the award vests which are also deferred.
•	Relocation assistance for executives asked to move to a new work location facilitates the placement of the right person in the job and aids in developing talent
•	Limited perquisites, including financial counseling (to assist with tax compliance and investment, legal and estate matters), executive physicals and spousal travel.

Process for Determining Named Executive Officer Compensation

Committee

The Committee is responsible for reviewing the performance of and approving compensation awarded to our executive officers, other than the CEO and COO. The independent board members, with the input of the Committee, (i) set individual target compensation and performance targets annually for the CEO and COO, (ii) review their performance, (iii) determine their compensation pay-outs by comparing actual performance against the established objectives and approve the TSR modifier. In addition, the Committee, and the independent board members with respect to the CEO and COO, may exercise discretion in its sole determination. The Committee works closely with its independent consultant, Pay Governance LLC, and management to examine various pay and performance matters throughout the year.

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COMPENSATION DISCUSSION AND ANALYSIS

Independent Compensation Consultant

The Committee retains Pay Governance as its independent compensation consultant and considers advice and information provided by Pay Governance in determining the compensation for the CEO and the other NEOs. The consultant regularly attends the Committee meetings and advises on a range of matters, including peer group composition, plan design, and competitive pay practices. The consultant does not perform other services for the company. We incurred $88,462 in fees for Pay Governance for services performed for the Committee during 2016. The Committee considered the following six factors and determined there was no conflict in the engagement of Pay Governance and that Pay Governance is independent: (i) the provision of other services to the company by Pay Governance; (ii) the amount of fees received from the company by Pay Gov-

ernance, as a percentage of the total revenue of Pay Governance; (iii) the policies and procedures of Pay Governance that are designed to prevent conflicts of interest; (iv) any business or personal relationship of the Pay Governance consultant with a member of the Committee; (v) any company stock owned by the Pay Governance consultants; and (vi) any business or personal relationship of the Pay Governance consultant or Pay Governance with any of the company’s executive officers. The Committee has the sole authority to hire and terminate its consultant.

The Committee also reviews independence factors applicable to other consultants, including, outside law firms and Willis Towers Watson, management’s compensation consultant.

Determining Compensation—The Decision Process

At the beginning of each year our CEO, on behalf of senior management, recommends to the Committee financial objectives for the annual and long-term incentive plans based on the financial objectives set by the board of directors in light of guidance provided to the investment community. The Committee and the independent directors review the recommendations of management particularly with respect to the appropriateness and rigor of the objectives and approve the final annual and long term objectives.

After reviewing benchmarking data presented by external consultants, our CEO and Executive Vice President and Chief Human Resources Officer recommend compensation target levels for total direct compensation as well as the annual and long-term incentive compensation for executive officers, including the NEOs, other than the CEO and COO. The Committee reviews management’s recommendations and determines the appropriate financial objectives, base salary and the target levels of annual and long-term incentive compensation. The Committee also recommends for approval by the independent board members the base salary and annual and long-term incentive target levels for the CEO and COO. Generally at this time, the Committee also approves any changes to the compensation program for the coming year.

At the end of each year, each NEO completes a written self-assessment of his or her performance against his or her objectives. The CEO evaluates the performance of his executive officer direct reports and recommends incentive compensation actions other than for himself to the Committee. The Committee recommends to the independent board members an individual rating for the CEO. The Committee reviews the financial accomplishments of the company, taking into account predetermined objectives for the preceding year, and determines actual base salary increases as well as the annual and long-term incentive compensation for the NEOs and recommends for approval by the independent board members the compensation for the CEO and COO. The actual payout levels for annual incentive compensation are based upon the company’s performance against the predetermined financial objectives and other criteria, as discussed in further detail under “Annual Incentives”

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COMPENSATION DISCUSSION AND ANALYSIS

beginning on page 41. For long-term incentive compensation, the recommendation to the Committee for payout levels is based on pre-determined financial objectives and for awards prior to 2016, a relative TSR modifier, as discussed in further detail under “Long-term Incentives” beginning on page 42 of this proxy statement.

To assist in this process, the Committee also reviews tally sheets prepared by the Human Resources department to evaluate the individual components and the total mix of current and historical compensation. These tally sheets aid the Committee in analyzing the individual compensation components as well as the compensation mix and weighting of the components within the total compensation package.

To evaluate whether each NEO’s compensation package is competitive with the marketplace, the Committee, and with respect to the CEO and COO, the independent board members, also review each executive’s total direct compensation against market data during the benchmarking process as more fully described in “Assessing Competitive Practice” below. Based on the structure of our current management team, the Committee and the board strive to ensure that the relationship between the compensation paid to the CEO and the second highest paid NEO are within acceptable market norms, subject to considerations such as performance, the market median compensation of the respective positions, contributions to the company and experience that may lead to deviations from market relationships.

Assessing Competitive Practice

To evaluate whether Pitney Bowes’ executive compensation is competitive in the marketplace, the Committee annually compares each executive’s total direct compensation (base salary, annual incentive and long-term incentives) against two independent reports with a view towards determining the optimal mix and level of compensation, the Willis Towers Watson Regressed Compensation Report (Willis Towers Watson Report) and the Radford Global Technology Survey Report (Radford Report). The Committee then reviews the targets and actual payouts against publicly available data from our peer group to evaluate ongoing compensation opportunity and competitiveness. Finally, the Committee’s independent compensation consultant reviews the data presented to the Committee, before the Committee establishes the target total direct compensation structure. The Committee sets compensation targets assuming achievement of specific incentive award performance objectives at target.

The Willis Towers Watson data is regressed for corporate revenue of approximately $4.0 billion for corporate leaders and actual regressed revenue for business unit leaders. The Willis Towers Watson Report is a sub-section of the 2016 US Compensation Data Bank (CDB) General Industry Executive Database. The Radford Report is regressed for corporate revenue of approximately $3.0 - $5.0 billion for corporate leaders and bases its analysis on applicable revenue ranges as they pertain to various roles. The Radford Report is derived from a database of survey results from high-tech companies. The Committee believes using the Willis Towers Watson and Radford Reports assist the Committee in determining market competitiveness of executive officer compensation against external benchmarks.

This market data provides important reference points for the Committee but is not the sole basis for determining appropriate compensation design, compensation targets, or individual pay levels. Use of comparative industry data and outside surveys only serves to indicate to the Committee whether those decisions are in line with industry in general and our peer group in particular. The

Committee believes that the comparative industry data used from the Willis Towers Watson Report, the Radford Report and the peer group are consistent with our compensation philosophy. In addition, compensation targets and individual pay levels may vary from the median for various reasons, including:

•	the value of the total rewards package;
•	program design and strategic considerations;
•	affordability;

•	changing competitive conditions;

•	program transition considerations;

•	the definition and scope of the executive’s role;

•	the executive’s individual contributions to the company; and

•	succession or retention considerations.

In making its determination that the Pitney Bowes compensation package is appropriate and competitive, the Committee takes the following actions.

The Committee first identifies for each NEO the median of the data presented in the Willis Towers Watson and Radford Reports in determining target base salary, target total cash compensation and target total direct compensation. In making its final determination on any one position, the Committee will also take into account unique skill sets presented by the employee.

In addition, the Committee asks Pay Governance to analyze the appropriateness of the Company’s short and long-term compensation program design. The Committee and the board also consider the burn rate with respect to the equity awards when deciding how much of the total direct compensation package should be composed of equity-based awards. Burn rate is the total equity awarded in a fiscal year divided by the total common stock outstanding at the beginning of the year. Our three-year average burn rate for the time period from 2014 to 2016 is 1.12% and is well below the median burn rate of 1.40% for S&P 500 companies in fiscal year 2015 (source: Equilar 2016 Equity Trends Report).

47

COMPENSATION DISCUSSION AND ANALYSIS

Next, the Committee annually reviews our relative performance, compensation targets and actual payouts against the relative performance and compensation of the peer group listed below.

Based on this rigorous review, the Committee has determined that the Pitney Bowes total compensation package for 2016 is appropriate and competitive considering all the factors outlined above.

Peer Group

In 2016, the Committee reviewed the composition of the peer group and approved changes effective as of January 1, 2017 for the purposes of benchmarking NEO peer median pay levels, conducting pay practice reviews, and measuring TSR if included in future award designs. We made these changes as a result of some changes occurring in the businesses of our peers as well as the ongoing transformation of the Company. The peer group was last modified in 2014. We do not have a single completely overlapping competitor due to the unique mix of our business, however, we use a peer group of companies similar in size and complexity to benchmark our executive compensation. Our new peer group consists of companies with revenues between $1.5 billion and $10.7 billion, and market capitalization between $0.7 billion and $24.8 billion. Xerox remains in our peer group despite the revenue size difference because the Committee considers it a direct peer in the office equipment space and it also experienced a transformation in its core business.

Following its evaluation of the peer group, the Committee determined that four companies would be eliminated, while another three would be added.

The Committee eliminated the following companies from the peer group:

Peer Company Removed	Reason
Lexmark International Inc.	Became private in 2016
Harris Corporation	Spun-off printing business and became highly concentrated on defense
Iron Mountain Inc.	Became a REIT
DST Systems Inc.	Sold its print and electronic communications business

The Committee added the following companies to provide greater industry focus and relevant size characteristics to the peer group:

Peer Company Added	Reason
Deluxe Corporation	Primary focus on Small and Medium Business (SMB) and providing custom packaging and logistics
Teradata Corporation	Aligns strongly with our data analytics portfolio
NetApp Inc.	Represents a balanced equipment and software comparator with exposure to the Ecommerce market

The peer group for the 2014-2016 PSU cycle TSR calculation remains as currently constituted before the changes outlined above, with the exception of Lexmark, which became a private entity.

Regarding the 2015-2017 PSU cycle TSR calculation, the peer group will be modified by excluding the four companies identified for removal, as well as any company experiencing a structural change by December 31, 2017 that dictates exclusion. The new peer additions will not be included for this calculation.

Pay Governance and the Committee designed our peer group so the Committee could analyze compensation packages, including compensation mix and other benefits, within the competitive market to attract and retain the talent and skill required to lead our business. This peer group consists of services, industrial and technology companies. When evaluating the appropriateness of the peer group, the Committee considered factors such as revenue, net income, market capitalization, number of employees, and complexity of the business to ensure a reasonable balance in terms of company size and an adequate number of peers. The Committee also considered any feedback received from stockholders.

48

COMPENSATION DISCUSSION AND ANALYSIS

Peer Group as of December 31, 2016(1)

	Fiscal 2016	12/31/2016
	Revenue	Market Capitalization	Total Stockholder Return
Company Name	($ millions)	($ millions)	1-Year	3-Year	5-Year
Alliance Data Systems Corporation	$7,138	$13,198	-17.17%	-4.49%	17.15%
Diebold, Incorporated	$3,316	$1,890	-13.09%	-5.44%	-0.06%
DST Systems Inc.	$1,557	$3,428	-4.94%	6.95%	20.25%
EchoStar Corp.	$3,057	$4,845	31.40%	1.11%	19.67%
Fidelity National Information Services, Inc.	$9,241	$24,827	26.64%	13.91%	25.54%
Fiserv, Inc.	$5,505	$23,069	16.20%	21.64%	29.33%
Harris Corporation	$7,467	$12,735	20.71%	16.43%	26.57%
Iron Mountain Inc.	$3,511	$8,557	27.45%	11.96%	10.71%
NCR Corp.	$6,543	$5,033	65.82%	5.99%	19.77%
Pitney Bowes Inc.	$3,407	$2,822	-23.18%	-10.16%	1.42%
R.R. Donnelley & Sons Company	$6,896	$1,139	-16.87%	-12.00%	2.54%
Rockwell Automation Inc.	$5,880	$17,300	34.44%	6.86%	15.50%
Unisys Corporation	$2,821	$749	35.29%	-23.63%	-5.38%
The Western Union Company	$5,423	$10,531	25.26%	11.45%	6.72%
Xerox Corporation	$10,771	$8,850	-15.24%	-8.15%	4.41%
25th Percentile	$3,361	$3,125	-14.17%	-6.80%	3.47%
Median	$5,505	$8,557	20.71%	5.99%	15.50%
75th Percentile	$7,017	$12,966	29.42%	11.70%	20.01%

Pitney Bowes Inc.	$3,407	$2,822	-23.18%	-10.16%	1.42%
PBI Percentile Rank	29%	21%	0%	14%	14%

Source: Capital I.Q.

(1)	Peer group as of December 31, 2016 used for benchmarking NEO peer median pay levels, conducting pay practice reviews and the calculation of the 2014-2016 TSR modifier.
49

COMPENSATION DISCUSSION AND ANALYSIS

Other Policies and Guidelines

Clawback Policy

The company’s executive compensation programs include a “clawback” feature, allowing the board of directors to adjust, recoup or require the forfeiture of any awards made or paid under the Stock Plan or the Key Employees Incentive Plan (KEIP) under the following circumstances:

•	to any executive officer, including NEOs, in the event of any financial restatement due to a misrepresentation of the financial statements of the company. This applies to vesting or to payments made or paid during the 36-month period prior to the financial restatement; or
•	to any employee, including NEOs, whom the board of directors reasonably believes engaged in gross misconduct or breached any provisions in their Proprietary Interest Protection Agreement, which generally provides for confidentiality, and non-competition and non-solicitation of employees and customers for one year following termination of employment.

No Agreements with Executives

We have not entered into fixed term employment agreements with any of our NEOs, including the CEO. Therefore, such officers are “at will” employees.

No Pledging, Hedging and Other Short-term Speculative Trading

We have policies prohibiting both the pledging and hedging of our stock. Neither the board of directors nor management-level employees may pledge or transfer for value Pitney Bowes securities, engage in short-term speculative (“in and out”) trading in Pitney Bowes securities, or participate in hedging and other derivative transactions, including short sales, “put” or “call” options, swaps, collars or similar derivative transactions, with respect to Pitney Bowes securities (other than transactions in employee stock options).

Executive Stock Ownership Policy

We maintain an executive stock ownership policy that encourages executives to think as owners and to own substantial amounts of company stock to more closely align our key executives’ interests with the long-term interests of our stockholders.

The chart below illustrates the policy ownership requirements:

Title	Stock Ownership as a Multiple of Base Salary
Chief Executive Officer	5X
Chief Operating Officer	3X
Other Executive Officers	2X
Unit Presidents and Staff Vice Presidents	1X

Only shares owned outright, shares held in a trust and shares owned under a deferred compensation arrangement are counted toward the ownership requirement. Unvested shares and unexercised options do not count toward the ownership requirement.

Beginning with RSU and PSU awards made in February 2015, executives who are required to own certain levels of company stock under the executive stock ownership policy may elect to defer the settlement of RSUs and PSUs upon vesting until the executives terminate employment or retire. Executives who choose to defer in this manner receive dividend equivalents once the awards vest, which are also deferred as vested RSUs.

The Committee reviews the executive stock ownership policy annually to make sure it is in line with the policy’s objectives.

50

COMPENSATION DISCUSSION AND ANALYSIS

Change of Control

We believe that the cash payments and benefit levels provided to our executives following a Change of Control transaction are consistent with current market practice for companies of our size. Our Change of Control arrangements are intended to encourage those executives most closely connected to a potential Change of Control to act more objectively, and therefore, in the best interests of our stockholders, despite the fact that such a transaction could result in the executives’ termination. Our Change of Control protections also encourage executives to remain with the company until the completion of the transaction to enable a successful transition. Accelerated vesting of equity awards and Change of Control severance payments occur only when an employee is terminated without cause or when an employee voluntarily terminates for good reason (such as a reduction in position, pay or other constructive termination event) within two years following a Change of Control (a “double trigger” payment mechanism). The Change of Control, by itself, does not cause severance payments or accelerated vesting of equity awards.

The company does not gross up its executives for any excise tax imposed on Change of Control payments.

Under the Senior Executive Severance Policy (SESP), NEOs are entitled to severance equal to two times the sum of the participant’s current annual salary and the participant’s average annual incentive award in the preceding three calendar years in the event their employment is terminated on account of a Change of Control period.

A Change of Control is defined as (i) an acquisition of 30% or more of our common stock, or 30% or more of the combined voting power of our voting securities by an individual, entity or group, (ii) replacement of a majority of the board of directors other than as approved by the incumbent board, (iii) as a result of a reorganization, merger, consolidation or sale, more than 50% of our common stock and voting power changes hands, or (iv) approval by stockholders of a liquidation or dissolution of the company.

Our Change of Control arrangements fit into our overall compensation objectives because they are aligned with our goal of providing a compensation package sufficiently competitive to attract and retain talent and aligned with stockholder interests. With the double trigger payment mechanism applicable to both equity vesting and cash payouts and the lack of any gross-up, we believe the Change of Control arrangements are market leading from a corporate governance perspective.

Tax and Accounting

Our compensation programs are generally designed with the intent to satisfy the requirements for full deductibility under Code Section 162(m). Section 162(m) denies the company a tax deduction for certain compensation in excess of $1 million paid to “covered employees,” but exempts from this $1 million cap compensation that qualifies as performance-based compensation under Section 162(m). We generally structure our incentive compensation programs with the intention to qualify as performance-based compensation under Section 162(m). However, the Committee weighs the benefits of compliance with Section 162(m) against the potential limitations of such compliance, and may award compensation that may not be fully deductible if it determines that it is in the company’s best interest to do so. The rules and regulations promulgated under Code Section 162(m) are complicated and subject to change from time to time, sometimes with retroactive effect. In addition, a number of requirements must be met in order for particular compensation to qualify. As such, there can be no assurance that any compensation awarded or paid by the company will be fully deductible under all circumstances.

Stock options were re-introduced into the mix of long-term incentives for 2016. We value stock options based upon the Black-Scholes valuation method, consistent with the provisions of FASB Accounting Standards Codification Topic 718 (ASC 718). Key assumptions used to estimate the fair value of stock options include:

•	the volatility of our stock price;
•	the risk-free interest rate;
•	expected term; and
•	our dividend yield.

For PSUs awarded prior to 2016, we use a Monte-Carlo simulation, which is a generally accepted statistical technique, to value PSUs.

In determining the number of PSUs to be awarded in the mix of long-term incentives for 2016, we value PSUs based upon the closing price of our common stock on the grant date. In reporting the value of these PSUs in the Summary Compensation Table, we discount the value of the PSUs for non-payment of dividends during the vesting period as required by accounting guidance under ASC 718.

In determining the number of RSUs to be awarded in the mix of long-term incentives, we value RSUs based upon the closing price of our common stock on the grant date. In reporting the value of RSUs in the Summary Compensation Table, we discount the value of the RSUs for non-payment of dividends during the vesting period as required by accounting guidance under ASC 718.

For additional information on the accounting treatment for stock-based awards, see note 19 to the financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016.

51

COMPENSATION DISCUSSION AND ANALYSIS

Treatment of Special Events

In determining performance goals and evaluating enterprise performance results, the Committee may use its discretion and judgment to ensure that management’s rewards for business performance are commensurate with their contributions to that performance while still holding management accountable for the overall results of the business. The Committee believes that the metrics for incentive compensation plans should be specific and objective. However, the Committee recognizes that interpretation of the application of pre-determined metrics to results may be necessary from time to time to better reflect the operating performance of the company’s business segments and take into account certain one-time events. In adopting its philosophy in establishing metrics and compensating the management team for its actual performance, the Committee believes it to be a fairer measure to remove the impact of certain events that may distort, either positively or negatively, the actual performance of management.

Non-GAAP Measures

Non-GAAP measures should not be construed as an alternative to our reported results determined in accordance with Generally Accepted Accounting Principles (GAAP). Further, our definitions of these non-GAAP measures may differ from similarly titled measures used by other companies. We use measures such as adjusted earnings per share, adjusted free cash flow, adjusted income from continuing operations and adjusted earnings before interest and taxes to exclude the impact of special items like restructuring charges, asset impairments and tax adjustments, because, while these are actual income or expenses of ours, they can mask underlying trends associated with our business. Such items are often inconsistent in amount and frequency and, as such, the adjustments allow greater insight into the current underlying operating trends of the business.

Adjusted earnings per share and adjusted income from continuing operations provide greater insight into the current underlying operating trends of the business by excluding special items such as restructuring charges, asset impairments and tax adjustments.

Adjusted free cash flow provides insight into the amount of cash that management could have available for other discretionary uses. It adjusts GAAP cash flow provided by operating activities for capital expenditures, as well as the cash impact of special items such as restructuring charges, unusual tax settlements or payments, special pension contributions, and excludes the impact of finance receivables.

Management uses adjusted earnings before interest and taxes (EBIT) to measure profitability and performance and is presented on a constant currency basis. EBIT is determined by deducting from revenue the related costs and expenses attributable to the segment. EBIT excludes interest and taxes, as well as special items such as restructuring charges and goodwill and asset impairments.

Adjusted revenue growth is presented on a constant currency basis and excludes the impact of disposals of certain business operations. Revenue growth is intended to provide a better understanding of the underlying operational performance of the business over the period.

52

COMPENSATION DISCUSSION AND ANALYSIS

Pitney Bowes Inc.

Reconciliation of Reported Consolidated Results to Adjusted Measures

(Unaudited)

(Dollars in thousands, except per share data)	2016	2015	2014
GAAP diluted earnings per share from continuing operations.	$0.51	$2.00	$1.47
Restructuring charges and asset impairments.	0.22	0.09	0.29
Goodwill impairment	0.89	—	—
Loss (gain) on sale/disposition of businesses	0.02	(0.42)	—
Acquisition and disposition transaction costs	—	0.06	—
Preferred stock redemption	0.03	—	—
Legal settlement	—	0.02	—
Acquisition/disposition related expenses	—	0.04	—
Investment divestiture	—	(0.04)	(0.05)
Extinguishment of debt	—	—	0.19
Adjusted diluted earnings per share from continuing operations	1.68	1.75	1.90
Investment divestiture	—	0.04	0.05
Adjusted diluted earnings per share(1)	$1.68	$1.79	$1.95
GAAP net cash provided by operating activities	$490,692	$515,056	$658,288
Capital expenditures	(160,831)	(166,746)	(183,318)
Restructuring payments	64,930	62,086	56,162
Pension contribution	36,731	—	—
Reserve account deposits	(2,183)	(24,202)	(15,666)
Payments (receipts) related to investment divestiture	—	20,602	(5,737)
Acquisition/disposition related expenses	—	10,483	—
Tax payment related to sale of Imagitas	—	21,224	—
Cash transaction fees	335	17,971	—
Extinguishment of debt	—	—	61,657
Free cash flow	429,674	456,474	571,386
Reserve account deposits	2,183	24,202	15,666
Net finance receivables(2)	(119,883)	(96,611)	(119,668)
Adjusted free cash flow before current year reclassifications	311,974	384,065	467,384
Impact of current year reclassifications on prior year(3)	—	1,270	1,766
Adjusted free cash flow	$311,974	$385,335	$469,150
GAAP net income	$111,850	$426,318	$352,130
Less: Preferred stock dividends attributable to noncontrolling interests	19,045	18,375	18,375
Net (loss) income attributable to PBI	92,805	407,943	333,755
Loss (income) from discontinued operations, net of tax	2,701	(5,271)	(33,749)
GAAP income from continuing operations after income taxes, as reported	95,506	402,672	300,006
Restructuring charges and asset impairments.	42,343	18,089	59,349
Goodwill impairment	169,024	—	—
Preferred stock redemption	6,430	—	—
Loss (gain) on sale/disposition of businesses	3,893	(84,250)	—
Acquisition and disposition transaction costs	206	11,475	—
Legal settlement	—	4,250	—
Acquisition related compensation expense	—	7,246	—
Investment divestiture	—	(7,756)	(9,774)
Extinguishment of debt	—	—	37,833
Adjusted income from continuing operations	317,402	351,726	387,414
Preferred stock dividends attributable to noncontrolling interests, as adjusted.	15,415	18,375	18,375
Provision for income taxes, as adjusted	154,062	186,651	155,705
Interest expense, net.	144,211	159,374	169,450
Adjusted earnings before interest and taxes	631,090	716,126	730,944
Impacts of foreign currency compared to budget(4)	7,010	22,353	417
Alignment of management to shareholders(5)	—	(21,639)	—
Adjusted earnings before interest and taxes	$638,100	$716,840	$731,361
Reported revenue growth	(4.8% )	(6.4% )	0.8%
Impacts of foreign currency.	1.0%	3.5%	0.4%
Disposal of non-core businesses(6)	0.5%	0.0%	0.4%
Adjusted revenue growth	(3.2% )	(2.9% )	1.6%

(1)	The sum of the earnings per share amounts may not equal the totals due to rounding.
(2)	Adjusted free cash flow excludes the impact of finance receivables.
(3)	Adjustment to free cash flow due to reclassification of prior year finance receivable balances to conform to current year presentation that impacted the year over year change in finance receivables.
(4)	Adjusted earnings before interest and taxes, as adjusted is translated at budget rates.
(5)	Adjusted earnings before interest and taxes excludes the impact of adjustments to performance-based accruals.
(6)	Adjusted revenue growth excludes the impact of the disposal of non-core businesses.

53

Executive Compensation Tables and Related Narrative

The following “Summary Compensation Table” shows all compensation earned by or paid to Messrs. Lautenbach, Monahan, Shearer, Guidotti, Pilc and Wright. The compensation shown below was paid for services performed during or with respect to 2016, 2015, and 2014. The “Summary Compensation Table” includes amounts earned and deferred during the periods covered under the Deferred Incentive Savings Plan.

The “Grants of Plan-Based Awards in 2016” table on page 56 provides additional information regarding grants made during 2016 to the NEOs.

SUMMARY COMPENSATION TABLE

							Change in
							Pension Value
							and
						Non-Equity	Nonqualified
						Incentive	Deferred
				Stock	Option	Plan	Compensation	All Other
		Salary	Bonus	Awards	Awards	Compensation	Earnings	Compensation
Name and Principal Position	Year	($)	($)	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	Total ($)(6)
Marc B. Lautenbach	2016	950,000	—	3,876,808	1,100,001	0	—	115,240	6,042,049
President and Chief	2015	941,667	—	4,902,597	—	4,787,025	—	166,424	10,797,713
Executive Officer	2014	891,667	—	4,420,297	—	1,519,965	—	134,431	6,966,360
Michael Monahan	2016	635,966	—	1,409,752	400,001	0	70,529	71,502	2,587,750
Executive Vice President,	2015	622,503	—	1,961,039	—	1,639,102	81,973	89,184	4,393,801
Chief Operating Officer	2014	602,500	—	1,276,978	—	1,472,306	162,214	30,761	3,544,759
and Chief Financial Officer
Mark L. Shearer	2016	583,083	—	916,336	260,001	0	—	62,312	1,821,731
Executive Vice President	2015	581,178		1,274,669	—	1,584,086	—	83,236	3,523,169
and President, Pitney Bowes	2014	568,875	—	1,276,978	—	572,107	—	33,593	2,451,553
SMB Solutions
Robert Guidotti	2016	527,992	—	599,143	170,001	0	—	17,428	1,314,564
Executive Vice President
and President,
Pitney Bowes Software
Roger Pilc	2016	488,583	—	599,143	170,001	0	—	41,930	1,299,657
Executive Vice President
and Chief Innovation Officer
Mark F. Wright(7)	2016	262,070	—	528,659	150,001	0	—	461,556	1,402,286
former Executive	2015	518,500	—	735,395	—	938,408	—	52,036	2,244,339
Vice President and President,	2014	508,333	—	930,745	—	382,806	—	25,681	1,847,565
Strategic Growth Initiatives

(1)	This column includes the value of stock awarded to NEOs during 2016, 2015 and 2014 based upon its grant date fair value, as determined under SEC guidance. Performance Stock Units (PSUs) and performance-based Restricted Stock Units (RSUs) were granted to the NEOs in 2016. Details regarding the grants of PSUs and performance-based RSUs can be found in the “Grants of Plan-Based Awards in 2016” table and details regarding outstanding stock awards can be found in the “Outstanding Equity Awards at 2016 Fiscal Year-End” table. See pages 42 to 44 in “Compensation Discussion and Analysis” for additional information on PSUs and RSUs. The value of PSUs and RSUs granted in 2016 represents the full fair value of the award based on target number of shares. If performance conditions allow for PSUs granted in 2016 to reach the 200% maximum number of shares, based on the grant date fair value, the total value of stock awarded in 2016 inclusive of RSUs and PSUs would be $6,749,103 for Mr. Lautenbach; $2,454,228 for Mr. Monahan; $1,595,236 for Mr. Shearer; $1,043,042 for Mr. Guidotti; $1,043,042 for Mr. Pilc; and $920,338 for Mr. Wright.
(2)	This column includes the value of stock options awarded to NEOs during 2016, 2015 and 2014 based upon its grant date fair value, as determined under SEC guidance. Nonqualified Stock Options (NSOs) were granted to the NEOs in 2016. Details regarding the grants of NSOs can be found in the “Grants of Plan-Based Awards in 2016” table and details regarding outstanding stock awards can be found in the “Outstanding Equity Awards at 2016 Fiscal Year-End” table. See page 44 in “Compensation Discussion and Analysis” for additional information on NSOs.
(3)	This column includes annual incentive compensation earned in 2016, 2015 and 2014, and Cash Incentive Unit (CIU) payouts earned over the 2012-2014 and 2013-2015 award cycles. In Messrs. Lautenbach’s, Shearer’s and Wright’s cases, the reason for the increase in Non-Equity Incentive Plan compensation in 2015 versus 2014 is that 2015 was the first year each received a CIU payout, whereas in prior years, only annual incentive payouts were reflected. In Mr. Monahan’s case, the difference in 2015 versus 2014 merely reflects the variation in annual incentive and CIU payout. The 2013-2015 CIU payout represented the final cycle, as the award was replaced with PSUs beginning in 2014. When considering all elements of the table above, the majority of compensation for the NEOs is at-risk and is earned based on company and executive performance against pre-determined financial objectives. The 2016 annual incentive payout amount is zero for each NEO.
(4)	This column shows the change in the actuarial present value of the accumulated pension benefit applicable to all eligible employees during 2016, 2015 and 2014. Mr. Monahan is the only pension eligible NEO and is fully vested in his pension benefit. Both the qualified Pension Plan and nonqualified Pension Restoration Plan were frozen to all participants on December 31, 2014.
54

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

(5)	Amounts shown for 2016 include all other compensation received by the NEOs that is not reported elsewhere.
For Mr. Lautenbach, 2016 includes: company match of $10,600 and 2% core contribution of $5,300 to the Pitney Bowes 401(k) Plan, company match of $56,641 and 2% core contribution of $28,321 to the Pitney Bowes 401(k) Restoration Plan earned in 2016, financial counseling of $13,500, and the company’s actual cost for group term life insurance premium provided by the company in excess of $50,000.

For Mr. Monahan, 2016 includes: company match of $10,600 and 2% core contribution of $5,300 to the Pitney Bowes 401(k) Plan, company match of $27,675 and 2% core contribution of $13,837 to the Pitney Bowes 401(k) Restoration Plan earned in 2016, financial counseling of $13,500, and the company’s actual cost for group term life insurance premium provided by the company in excess of $50,000.

For Mr. Shearer, 2016 includes: company match of $10,600 and 2% core contribution of $5,300 to the Pitney Bowes 401(k) Plan, company match of $20,694 and 2% core contribution of $11,679 to the Pitney Bowes 401(k) Restoration Plan earned in 2016, financial counseling of $13,500, and the company’s actual cost for group term life insurance premium provided by the company in excess of $50,000.

For Mr. Guidotti, 2016 includes: financial counseling of $13,389, executive physical of $2,200, the company’s actual cost for spousal travel and group term life insurance premium provided by the company in excess of $50,000.

For Mr. Pilc, 2016 includes: company match of $10,600 and 2% core contribution of $5,300 to the Pitney Bowes 401(k) Plan, company match of $15,350 and 2% core contribution of $8,747 to the Pitney Bowes 401(k) Restoration Plan earned in 2016, and the company’s actual cost for financial counseling and group term life insurance premium provided by the company in excess of $50,000.

For Mr. Wright, 2016 includes: $416,160 in severance and other related payments, company match of $10,600 and 2% core contribution of $5,300 to the Pitney Bowes 401(k) Plan, company match of $7,400 and 2% core contribution of $3,940 to the Pitney Bowes 401(k) Restoration Plan earned in 2016, the company’s actual cost for spousal travel, financial counseling and group term life insurance premium provided by the company in excess of $50,000.
(6)	The amounts in the “Total” column in the Summary Compensation Table (SCT) below makes year-over-year compensation comparisons difficult. SEC rules require cash awards to be reported when paid, and stock awards to be reported when granted. In 2014 compensation for Mr. Monahan, and in 2015 compensation for Messrs. Lautenbach, Monahan, Shearer and Wright, both the payout of the long-term cash incentive awarded three years prior and the stock grant awarded in that year are reported in the same year, creating a bunching effect.
(7)	Mr. Wright terminated employment on July 1, 2016.
55

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

GRANTS OF PLAN-BASED AWARDS IN 2016

								All Other	All Other		Grant
								Stock	Option	Exercise	Date Fair
		Estimated Future			Estimated Future			Awards:	Awards:	or Base	Value of
		Payouts Under Non-Equity			Payouts Under Equity			Number of	Number of	Price of	Stock and
		Incentive Plan Awards			Incentive Plan Awards			Shares of	Securities	Option	Option
	Grant	Threshold	Target	Maximum	Threshold	Target	Maximum	Stock or	Underlying	Awards	Awards(1)
Name	Date	($)	($)	($)	(#)	(#)	(#)	Units(#)	Options(#)	($/Sh)	($)
Marc B. Lautenbach
(Annual Incentive)(2)		224,438	1,282,500	4,000,000
(Performance Stock Units)(3)	2/8/2016				19,620	196,195	392,390				2,872,295
(Performance-based RSUs)(4)	2/8/2016					65,398					1,004,513
(Nonqualified Stock Options)(5)	2/8/2016								388,693	16.82	1,100,001
Michael Monahan
(Annual Incentive)(2)		100,493	574,246	4,000,000
(Performance Stock Units)(3)	2/8/2016				7,134	71,344	142,688				1,044,476
(Performance-based RSUs)(4)	2/8/2016					23,781					365,276
(Nonqualified Stock Options)(5)	2/8/2016								141,343	16.82	400,001
Mark L. Shearer
(Annual Incentive)(2)		81,632	466,466	4,000,000
(Performance Stock Units)(3)	2/8/2016				4,637	46,373	92,746				678,901
(Performance-based RSUs)(4)	2/8/2016					15,458					237,435
(Nonqualified Stock Options)(5)	2/8/2016								91,873	16.82	260,001
Robert Guidotti
(Annual Incentive)(2)		55,650	318,000	4,000,000
(Performance Stock Units)(3)	2/8/2016				3,032	30,321	60,642				443,899
(Performance-based RSUs)(4)	2/8/2016					10,107					155,244
(Nonqualified Stock Options)(5)	2/8/2016								60,071	16.82	170,001
Roger Pilc
(Annual Incentive)(2)		51,587	294,780	4,000,000
(Performance Stock Units)(3)	2/8/2016				3,032	30,321	60,642				443,899
(Performance-based RSUs)(4)	2/8/2016					10,107					155,244
(Nonqualified Stock Options)(5)	2/8/2016								60,071	16.82	170,001
Mark F. Wright
(Annual Incentive)(2)		54,621	312,120	4,000,000
(Performance Stock Units)(3)	2/8/2016				2,675	26,754	53,508				391,679
(Performance-based RSUs)(4)	2/8/2016					8,918					136,980
(Nonqualified Stock Options)(5)	2/8/2016								53,004	16.82	150,001

The Grants of Plan-Based awards table captures the potential threshold, target and maximum award payouts for annual incentive, performance stock units (PSUs), performance-based restricted stock units (RSUs) and nonqualified stock options (NSOs).

(1)	The amounts in this column represent the grant date fair values of PSU, RSU and NSO awards. The fair values are calculated in accordance with SEC guidance and reflect an adjustment for the exclusion of dividend equivalents during the vesting period. PSUs, which cliff vest after three years, have a grant date fair value of $14.64. RSUs and NSOs, which vest pro-rata over three years, have a fair value of $15.36 and $2.83, respectively.
(2)	Values in this row represent the range in payout for the 2016 annual incentive award. IRC 162(m) requires that we state the maximum payouts a named executive officer could receive for annual incentive awards under the KEIP, which is $4,000,000. The Committee applies negative discretion to reduce the annual awards such that individual payments are in line with financial enterprise, business unit and/or individual performance. No annual incentive was paid for 2016 as the Company fell short of the financial objectives established for the year.
(3)	PSUs were granted based on the actual closing price of $16.82 on the February 8, 2016 grant date. PSUs represent a right to Pitney Bowes stock on the vesting date, with the number of shares determined after a specified performance period. This award is subject to achievement of the pre-determined annual performance metrics, and a three-year cumulative average income from continuing operations objective. The Committee may apply discretion to ensure long-term award payments are in line with financial enterprise performance. Please see page 42 in “Performance Stock Units” for additional information on this performance award.
(4)	Performance-based RSUs were granted based on the actual closing price of $16.82 on the February 8, 2016 grant date. The closing price is utilized to determine the number of RSUs to be awarded to NEOs. The performance metric tied to income from continuing operations was met as of December 31, 2016, however, the award remains subject to forfeiture over the remaining vesting period. This award will vest on a pro-rata basis over a three-year period ending February 12, 2019.
(5)	These options have an exercise price equal to the closing price of the company’s common stock on the February 8, 2016 grant date. Based on these terms the exercise price is $16.82. The Black-Scholes value for each option granted on February 8, 2016 grant date was $2.83, based on assumptions detailed in note 19 to our financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2016 as filed with the SEC on February 22, 2017.
56

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

OUTSTANDING EQUITY AWARDS AT 2016 FISCAL YEAR-END

The following table provides information on the current holdings of stock option and stock awards by the NEOs. This table includes unexercised or unvested option awards, unvested RSUs and PSUs. Each equity grant is shown separately for each NEO. The vesting schedule for each outstanding award is shown following this table(1). For additional information about the stock option and stock awards, see the description of equity incentive compensation in “Compensation Discussion and Analysis” beginning on page 42.

		Option Awards				Stock Awards
									Equity
								Equity	Incentive
								Incentive	Plan Awards:
								Plan Awards:	Market or
						Number	Market Value	Number	Payout Value
		Number of	Number of			of Shares	of Shares	of Unearned	of Unearned
		Securities	Securities			or Units	or Units	Shares, Units	Shares, Units
		Underlying	Underlying	Option		of Stock	of Stock	or Other Rights	or Other Rights
		Unexercised	Unexercised	Exercise	Option	That Have	That Have	That Have	That Have
		Options (#)	Options (#)	Price	Expiration	Not Vested	Not Vested	Not Vested	Not Vested
Name	Grant Date	Exercisable	Unexercisable	($)	Date	(#)	($)(2)	(#)	($)(2)
Marc B. Lautenbach	12/3/2012	100,000	0	13.3860	12/3/2022	—	—	—	—
	12/3/2012	200,000	0	15.1320	12/3/2022	—	—	—	—
	12/3/2012	300,000	0	16.8780	12/3/2022	—	—	—	—
	2/11/2013	400,000	0	22.1600	12/2/2022	—	—	—	—
	2/11/2013	—	—	—	—	28,881	438,702	—	—
	2/10/2014	—	—	—	—	17,951	272,676	—	—
	2/10/2014	—	—	—	—	—	—	70,251	1,067,111
	2/9/2015	—	—	—	—	44,170	670,942	—	—
	2/9/2015	—	—	—	—	—	—	29,619	449,915
	2/8/2016	—	388,693	16.8200	2/7/2026	—	—	—	—
	2/8/2016	—	—	—	—	65,398	993,396	—	—
	2/8/2016	—	—	—	—	—	—	196,195	2,980,202
Michael Monahan	2/12/2007	28,777	0	48.0300	2/11/2017	—	—	—	—
	2/11/2008	153,846	0	36.9600	2/10/2018	—	—	—	—
	2/9/2009	90,461	0	24.7500	2/8/2019	—	—	—	—
	2/8/2010	106,383	0	22.0900	2/7/2020	—	—	—	—
	2/14/2011	94,203	0	26.0700	2/13/2021	—	—	—	—
	2/11/2013	—	—	—	—	9,386	142,573	—	—
	7/1/2013	26,666	13,334	17.2000	6/30/2023	—	—	—	—
	7/1/2013	53,333	26,667	19.4500	6/30/2023	—	—	—	—
	7/1/2013	80,000	40,000	21.6900	6/30/2023	—	—	—	—
	7/1/2013	106,666	53,334	23.9400	6/30/2023	—	—	—	—
	2/10/2014	—	—	—	—	5,186	78,775	—	—
	2/10/2014	—	—	—	—	—	—	20,295	308,280
	2/9/2015	—	—	—	—	17,668	268,377	—	—
	2/9/2015	—	—	—	—	—	—	11,848	179,965
	2/8/2016	—	141,343	16.8200	2/7/2026	—	—	—	—
	2/8/2016	—	—	—	—	23,781	361,233	—	—
	2/8/2016	—	—	—	—	—	—	71,344	1,083,715
Mark L. Shearer	5/1/2013	—	—	—	—	9,104	138,290	—	—
	2/10/2014	—	—	—	—	5,186	78,775	—	—
	2/10/2014	—	—	—	—	—	—	20,295	308,280
	2/9/2015	—	—	—	—	11,484	174,442	—	—
	2/9/2015	—	—	—	—	—	—	7,701	116,977
	2/8/2016	—	91,873	16.8200	2/7/2026	—	—	—	—
	2/8/2016	—	—	—	—	15,458	234,807	—	—
	2/8/2016	—	—	—	—	—	—	46,373	704,406
Robert Guidotti	2/8/2016	—	60,071	16.8200	2/7/2026	—	—	—	—
	2/8/2016	—	—	—	—	10,107	153,525	—	—
	2/8/2016	—	—	—	—	—	—	30,321	460,576
Roger Pilc	6/3/2013	—	—	—	—	3,460	52,557	—	—
	2/10/2014	—	—	—	—	1,995	30,304	—	—
	2/10/2014	—	—	—	—	—	—	7,806	118,571
	2/9/2015	—	—	—	—	5,301	80,522	—	—
	2/9/2015	—	—	—	—	—	—	3,554	53,990
	2/8/2016	—	60,071	16.8200	2/7/2026	—	—	—	—
	2/8/2016	—	—	—	—	10,107	153,525	—	—
	2/8/2016	—	—	—	—	—	—	30,321	460,576
Mark F. Wright(3)	2/10/2014	—	—	—	—	—	—	9,757	148,207
	2/9/2015	—	—	—	—	—	—	2,221	33,743
	2/8/2016	—	—	—	—	—	—	4,459	67,732

(Table continued on next page)

57

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

(1)	Option and Stock Awards Vesting Schedule

Grant Date	Award Type	Name of Executive	Vesting Schedule
2/11/2013	RSU	Lautenbach, Monahan	Four year vesting; 25% remains unvested; 25% vests on February 7, 2017
5/1/2013	RSU	Shearer	Four year vesting; 25% remains unvested; 25% vests on February 7, 2017
6/3/2013	RSU	Pilc	Four year vesting; 25% remains unvested; 25% vests on February 7, 2017
7/1/2013	NSO	Monahan	Three year vesting; 33% remains unvested; 33% vests on February 7, 2017
2/10/2014	PSU	Lautenbach, Monahan, Shearer, Pilc, Wright	Three year cliff vesting; 100% vests on February 7, 2017
2/10/2014	RSU	Lautenbach, Monahan, Shearer, Pilc	Three year vesting; 33% remains unvested; 33% vests on February 7, 2017
2/9/2015	PSU	Lautenbach, Monahan, Shearer, Pilc, Wright	Three year cliff vesting; 100% vests on February 13, 2018
2/9/2015	RSU	Lautenbach, Monahan, Shearer, Pilc	Three year vesting; 66% remains unvested; 33% vests on February 14, 2017 and 33% vests on February 13, 2018
2/8/2016	NSO	Lautenbach, Monahan, Shearer, Guidotti, Pilc	Three year vesting; 100% remains unvested; 33% vests on February 14, 2017; 33% vests on February 13, 2018 and 33% vests on February 12, 2019
2/8/2016	RSU	Lautenbach, Monahan, Shearer, Guidotti, Pilc	Three year vesting; 100% remains unvested; 33% vests on February 14, 2017; 33% vests on February 13, 2018 and 33% vests on February 12, 2019
2/8/2016	PSU	Lautenbach, Monahan, Shearer, Guidotti, Pilc, Wright	Three year cliff vesting; 100% vests on February 12, 2019

(2)	These amounts were calculated based on the closing price of the company’s common stock of $15.19 per share as of December 31, 2016. Values shown for PSUs granted in 2014 are calculated as follows: (i) the target number of shares awarded, multiplied by (ii) the final performance factor for the 2014-2016 cycle, 0.75, based on financial results, further multiplied by (iii) a -25% TSR adjustment based on 2014-2016 relative performance versus the company’s peer group, (iv) further multiplied by $15.19, the closing stock price as of December 31, 2016. Values shown for PSUs granted in 2015 are calculated as follows: (i) the target number of shares awarded, multiplied by (ii) the maximum estimated performance factor for the 2015-2017 cycle, 0.25, based on 2015 and 2016 results, further multiplied by (iii) a -25% TSR adjustment based on 2015-2016 relative performance versus the company’s peer group, (iv) further multiplied by $15.19, the closing stock price as of December 31, 2016. Values shown for PSUs granted in 2016 are calculated as follows: (i) the target number of shares awarded, multiplied by (ii) $15.19, the closing stock price as of December 31, 2016 The total number of PSUs that can vest is capped at 200% of the number of PSUs granted.

(3)	Mr. Wright’s outstanding PSU awards are prorated based on his date of termination from the Company, July 1, 2016.
58

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

OPTION EXERCISES AND STOCK VESTED DURING 2016 FISCAL YEAR

	Option Awards		Stock Awards
	Number of		Number of
	Shares Acquired	Value Realized	Shares Acquired	Value Realized
Name	on Exercise (#)	on Exercise ($)	on Vesting (#)	on Vesting ($)(1)
Marc B. Lautenbach	0	0	68,913(2)	1,179,995
Michael Monahan	0	0	27,802(3)	476,090
Mark L. Shearer	0	0	20,030(4)	343,305
Robert Guidotti	0	0	N/A	N/A
Roger Pilc	0	0	8,104(5)	138,739
Mark F. Wright	0	0	26,426(6)	462,900

(1)	These values were determined based on the average of the high and low trading price of $17.28 on the February 2, 2016 vesting date, $16.79 on the February 9, 2016 vesting date and $17.81 on the July 1, 2016 vesting date
(2)	Performance-based RSUs granted on February 11, 2013 and February 10, 2014 had a pro-rata vesting on February 2, 2016. Performance-based RSUs granted on February 9, 2015 had a pro-rata vesting on February 9, 2016. The figures reported for Mr. Lautenbach also includes 21,320 deferred RSUs from the 2015 grant, the receipt of which has been deferred until six months following termination or retirement from the Company. Figures reported include shares withheld to cover taxes.
(3)	Performance-based RSUs granted on February 13, 2012, February 11, 2013 and February 10, 2014 had a pro-rata vesting on February 2, 2016. Performance-based RSUs granted on February 9, 2015 had a pro-rata vesting on February 9, 2016.
(4)	Performance-based RSUs granted on May 1, 2013 and February 10, 2014 had a pro-rata vesting on February 2, 2016. Performance-based RSUs granted on February 9, 2015 had a pro-rata vesting on February 9, 2016.
(5)	Performance-based RSUs granted on June 3, 2013 and February 10, 2014 had a pro-rata vesting on February 2, 2016. Performance-based RSUs granted on February 9, 2015 had a pro-rata vesting on February 9, 2016.
(6)	Performance-based RSUs granted on May 1, 2013 and February 10, 2014 had a pro-rata vesting on February 2, 2016 and July 1, 2016. Performance-based RSUs granted on February 9, 2015 had a pro-rata vesting on February 9, 2016 and July 1, 2016.

Pension Benefits

As previously approved by the board of directors, the qualified Pension Plan and nonqualified Pension Restoration Plan were frozen for all participants, effective December 31, 2014. There are no further accruals under the qualified Pension Plan or the nonqualified Pension Restoration Plan, except as required by law. (See discussion under “Other Indirect Compensation” on page 45 of this proxy statement.) Mr. Monahan is the only pension eligible NEO and is fully vested in his pension benefit.

The following table provides information regarding the present value of accumulative pension benefits. It includes data regarding the Pitney Bowes Pension Plan and the Pension Restoration Plan. The Pitney Bowes Pension Plan which is a broad-based tax-qualified plan under which employees hired prior to January 1, 2005 are generally eligible to retire with unreduced benefits at age 65. The Pension Restoration Plan is a nonqualified deferred compensation plan, which provides benefits to employees with compensation greater than the $265,000 IRC compensation limit for 2016 who participate in the qualified Pension Plan, and to those employees who defer portions of their compensation under the Deferred Incentive Savings Plan. The Pension Restoration Plan mirrors the formula in the qualified Pension Plan and does not provide above-market interest rates on deferred compensation.

The amounts reported in the table below equal the present value of the accumulated benefit on December 31, 2016, for the only eligible NEO under the Pitney Bowes pension plans determined based on years of service and covered earnings (as described below). The present value has been calculated based on benefits payable commencing upon the executive attaining age 65, and in an amount consistent with the assumptions as described in note 12 to the financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on February 22, 2017.

59

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

PENSION BENEFITS AS OF DECEMBER 31, 2016(1)

		Number of Years	Present Value of
Name	Plan Name	Credited Service (#)	Accumulated Benefit ($)(2)
Michael Monahan	Pitney Bowes Pension Plan	26.6	399,290
	Pitney Bowes Pension Restoration Plan	26.6	1,553,574
(1)	Mr. Monahan is the only pension eligible NEO and is fully vested in his pension benefit.
(2)	Material assumptions used to calculate the present value of accumulated benefits under the Pitney Bowes Pension Plan are detailed in note 12 to the financial statements included in the Annual Report on Form 10-K for the year ended December 31, 2016. These lump sum values are expressed as the greater of the Pension Equity Account and the Present Value of the Age 65 Accrued benefit using the PPA 417(e) Unisex Mortality table.

The material terms of the Pitney Bowes Pension Plan and Pension Restoration Plan are as follows:

•	The Pitney Bowes Pension and Pension Restoration Plans apply only to U.S. employees hired prior to January 1, 2005 and were frozen for all participants effective December 31, 2014.
•	Normal retirement age is 65 with at least three years of service, while early retirement is allowed at age 55 with at least ten years of service.
•	The vesting period is three years.
•	Earnings include base salary, vacation, severance, before-tax plan contributions, annual incentives (paid and deferred), and certain bonuses. Earnings do not include CIU payments, stock options, restricted stock, RSUs, PSUs, hiring bonuses, company contributions to benefits, and expense reimbursements.
•	The formula to determine benefits is generally based on age, years of service, and final average of the five highest consecutive calendar year earnings.
•	The maximum benefit accrual under the Pitney Bowes Pension Restoration Plan is an amount equal to 16.5% multiplied by the participant’s final average earnings and further multiplied by the participant’s credited service.
•	Upon retirement, benefits are payable in a lump-sum or various annuity forms, including life annuity and 50% joint and survivor annuity.
•	The distribution options under the Pitney Bowes Pension Restoration Plan are designed to comply with the requirements of IRC 409A of the Code.
•	No extra years of credited service are provided and no above-market earnings are credited under the plan.

Deferred Compensation

Information included in the following table includes contributions, earnings, withdrawals, and balances with respect to the Pitney Bowes 401(k) Restoration Plan, a nonqualified deferred compensation plan restoring benefits that would have otherwise been made in the qualified 401(k) Plan but for IRC limitations, and the Pitney Bowes Deferred Incentive Savings Plan (DISP), a nonqualified deferred compensation plan where certain employees may defer their incentives and base salary. The Pitney Bowes 401(k) Restoration Plan and DISP are unfunded plans established for a select group of management or highly compensated employees under ERISA. All payments pursuant to the plans are made from the general assets of the company and are subject to the company’s creditors. The company reserves the right to fund a grantor trust to assist in accumulating funds to pay the company’s obligations under the plans. Any assets of the grantor trusts are subject to the claims of the company’s creditors.

Executives who are required to own certain levels of company stock under the executive stock ownership policy may elect to defer the settlement of RSUs and PSUs upon vesting until the executives terminate employment or retire. Executives who choose to defer in this manner receive dividend equivalents once the award vests, which are also deferred as RSUs. Deferred RSUs and PSUs are unfunded deferred compensation subject to the company’s general creditors.

60

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

NONQUALIFIED DEFERRED COMPENSATION FOR 2016

	Executive	Registrant	Aggregate	Aggregate	Aggregate
	Contributions	Contributions	Earnings/(Loss)	Withdrawals/	Balance at
Name	in Last FY ($)(1)	in Last FY ($)(2)	in Last FY ($)(3)	Distributions ($)	Last FYE ($)(4)
Marc B. Lautenbach
401(k) Restoration Plan	—	131,798	16,735	0	259,627
Deferred Incentive Savings Plan	43,862	—	(11,080)	0	159,979
Michael Monahan
401(k) Restoration Plan	—	57,006	(21,866)	0	264,142
Deferred Incentive Savings Plan	50,000	—	129,336	0	1,404,836
Mark L. Shearer
401(k) Restoration Plan	—	53,297	4,959	0	83,116
Deferred Incentive Savings Plan	13,294	—	5,438	0	71,533
Robert Guidotti(5)
401(k) Restoration Plan	—	—	—	0	—
Deferred Incentive Savings Plan	—	—	—	0	—
Roger Pilc
401(k) Restoration Plan	—	24,287	2,023	0	30,971
Deferred Incentive Savings Plan	—	—	—	0	—
Mark F. Wright
401(k) Restoration Plan	—	19,401	1,686	0	28,526
Deferred Incentive Savings Plan	—	—	—	0	—
(1)	Amounts in this column represent the portion of the annual incentives earned in 2015 and paid in 2016 deferred under the Deferred Incentive Savings Plan.
(2)	Amounts shown are company contributions to the Pitney Bowes 401(k) Restoration Plan earned in 2015 and credited under the 401(k) Restoration Plan in 2016. For Mr. Lautenbach, Mr. Monahan and Mr. Shearer, these amounts are also included in the 2015 All Other Compensation column of the Summary Compensation Table.
(3)	Amounts shown are the respective earnings or losses in the Pitney Bowes 401(k) Restoration Plan and the Deferred Incentive Savings Plan. These earnings or losses are not included in the Summary Compensation Table.
(4)	Amounts shown are the respective balances in the Pitney Bowes 401(k) Restoration Plan and the Deferred Incentive Savings Plan. The aggregate balance for the 401(k) Restoration Plan includes amounts previously reported as compensation in the Summary Compensation Table as follows: $246,001 for Mr. Lautenbach, $221,865 for Mr. Monahan, $78,862 for Mr. Shearer and $27,051 for Mr. Wright. The aggregate balance for the Deferred Incentive Savings Plan includes amounts previously reported as compensation in the Summary Compensation Table as follows: $180,359 for Mr. Lautenbach, $364,800 for Mr. Monahan and $41,810 for Mr. Shearer.
(5)	Mr. Guidotti did not incur activity in the nonqualified deferred compensation plans in 2016.

The material terms of the Pitney Bowes 401(k) Restoration Plan are as follows:

•	The goal of this plan is generally to restore benefits that would have been provided under the qualified 401(k) Plan but for certain IRC limitations placed on tax-qualified 401(k) plans.
•	For purposes of determining benefits under the 401(k) Restoration Plan, earnings are defined in the same manner as the qualified 401(k) Plan. Earnings include base salary, vacation, annual incentives (paid and deferred), and certain bonuses, but do not include CIU payments, stock options, restricted stock, RSUs, PSUs, hiring bonuses, company contributions to benefits, and expense reimbursements.
•	Participants need to contribute the allowable maximum pre-tax contributions to the 401(k) Plan to be eligible for any company match in the 401(k) Restoration Plan. Once the pre-tax maximum is contributed by the participant into the qualified 401(k) Plan, the company will match the same percentage of eligible compensation that the Participant defers under the 401(k) Plan and the DISP up to a maximum 4% of eligible compensation.
•	To the extent the participant has eligible earnings in excess of the IRC compensation limitation, the 2% core contribution is made into the 401(k) Restoration Plan. See discussion under “Other Indirect Compensation” on page 45 of this proxy statement.
•	All NEOs, except for Mr. Guidotti, are fully vested in their accounts.
•	No above-market earnings are credited under the plan.

The material terms of the Deferred Incentive Savings Plan (DISP) are as follows:

•	The DISP allows “highly-compensated employees” to defer up to 100% of annual incentives and long-term cash incentives. Base salary deferral is permissible only for certain key employees.
•	Distributions from the DISP can occur for various reasons and will be in compliance with guidelines established under IRC 409A
61

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

•	Termination/Death/Disability – a lump sum payment is made one month after termination including termination for disability and within 90 days after death
•	Retirement – payment is made in accordance with the payment election in effect for the account beginning after termination
•	Change of Control – payment is made in a lump sum in the event of a termination within two years following a Change of Control
•	No above-market earnings are credited under the plan.

Investment options for both the Pitney Bowes 401(k) Restoration Plan and the DISP are comparable to those in the qualified Pitney Bowes 401(k) Plan including a variety of publicly available bond funds, money market funds, equity funds, blended funds, and Pitney Bowes stock.

Potential Payments upon Termination or Change of Control

Other Post-Termination Payments

The following table reflects the amount of compensation that would become payable to each of the NEOs under existing arrangements if the hypothetical termination of employment events described had occurred on December 31, 2016, given the NEO’s compensation and service levels as of such date and, if applicable, based on the company’s closing stock price on that date.

For purposes of valuing stock options in the “Post-Termination Payments” tables, we assume that upon a Change of Control, all vested outstanding stock options will be cashed out using the difference between the stock option exercise price and $15.19, the closing price of our common stock as of December 31, 2016.

All payments are payable by the company in a lump-sum unless otherwise noted. The actual amounts that would be paid upon a NEO’s termination of employment can be determined only at the time of such executive’s separation from the Company. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any actual amounts paid or distributed may be higher or lower than reported in the tables below. Factors that could affect these amounts include the timing during the year of any such event, our company’s stock price and the executive’s age.

In the event of termination of employment, the NEOs are entitled to receive the vested portion of their deferred compensation account. The account balances continue to be credited with increases or decreases reflecting changes in the value of the investment funds that are tracked until the valuation date as provided under the plan, and therefore amounts received by the NEOs will differ from those shown in the “Nonqualified Deferred Compensation for 2016” table on page 61. See the narrative accompanying that table for information on available types of distributions under the plans.

The benefits described in the following table are in addition to benefits available regardless of the occurrence of such an event, such as currently exercisable stock options, and benefits generally available to salaried employees, such as distributions under the company’s 401(k) Plan, subsidized retiree medical benefits, disability benefits, and accrued vacation pay. In addition, in connection with any actual termination of employment, the Committee, or in the case of Messrs. Lautenbach and Monahan, the independent board members, may determine to enter into an agreement or to establish an arrangement providing additional benefits or amounts, or altering the terms of benefits described in the tables below, as the Committee determines appropriate.

62

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

Estimated Post-Termination Payments and Benefits(1)

						Change of
						Control with
		Retirement		Involuntary Not for		Termination
Name	Type of Payment or Benefit	Eligible ($)		Cause Termination ($)(2)		(CIC) ($)		Death ($)		Disability ($)
Marc B. Lautenbach	Severance	—		36,538 - 3,348,750	(3)	4,207,310	)(4)	—		—
	Annual Incentive	—		0 - 0	(5)	1,282,500	(6)	0	(7)	0	(7)
	Stock Options Accelerated(8)	—		0 - 0		0		0		0
	Performance-based RSUs Accelerated(9)	—		0 - 1,382,320		2,375,716		2,375,716		2,375,716
	Performance Stock Units
	2014 – 2016 cycle	—		0 - 1,067,111	(10)	1,067,111	(11)	1,067,111	(10)	1,067,111	(10)
	2015 – 2017 cycle	—		0 - 1,666,353	(12)	2,499,530	(13)	1,666,353	(12)	1,666,353	(12)
	2016 – 2018 cycle	—		0	(12)	2,980,202	(13)	993,401	(12)	993,401	(12)
	Financial Counseling(14)	—		0 - 20,250		—		—		—
	Medical & other benefits(15)	—		—		77,252		—		—
	Total	0		1,702,892 - 7,484,784		14,489,622		6,102,581		6,102,581
Michael Monahan	Severance	—		24,540 - 1,818,445	(3)	2,233,026	(4)	—		—
	Annual Incentive	0	(7)	0	(5)	574,246	(6)	0	(7)	0	(7)
	Stock Options Accelerated(8)	0		0		0		0		0
	Performance-based RSUs
	Accelerated(9)	489,726		850,959		850,959		850,959		850,959
	Performance Stock Units
	2014 – 2016 cycle	308,280	(10)	308,280	(10)	308,280	(11)	308,280	(10)	308,280	(10)
	2015 – 2017 cycle	666,537	(12)	666,537	(12)	999,806	(13)	666,537	(12)	666,537	(12)
	2016 – 2018 cycle	361,238	(12)	361,238	(12)	1,083,715	(13)	361,238	(12)	361,238	(12)
	Incremental Pension Benefit	—		106,912	(16)	0	(16)	—		—
	Financial Counseling(14)	—		20,250		—		—		—
	Medical & other benefits(15)	—		—		81,348		—		—
	Total	1,825,782		1,977,479 - 4,132,622		6,131,380		2,187,015		2,187,015
Mark L. Shearer	Severance	—		22,426 - 1,574,324	(3)	1,783,310	(4)	—		—
	Annual Incentive	—		0 - 0	(5)	466,466	(6)	0	(7)	0	(7)
	Stock Options Accelerated(8)	—		0 - 0		0		0		0
	Performance-based RSUs Accelerated(9)	—		0 - 391,507		626,314		626,314		626,314
	Performance Stock Units
	2014 – 2016 cycle	—		0 - 308,280	(10)	308,280	(11)	308,280	(10)	308,280	(10)
	2015 – 2017 cycle	—		0 - 433,249	(12)	649,874	(13)	433,249	(12)	433,249	(12)
	2016 – 2018 cycle	—		0	(12)	704,406	(13)	234,802	(12)	234,802	(12)
	Financial Counseling(14)	—		0 - 20,250		—		—		—
	Medical & other benefits(15)	—		0		61,396		—		—
	Total	0		455,675 - 2,727,611		4,600,047		1,602,646		1,602,646
Robert Guidotti	Severance	—		20,385 - 1,272,000	(3)	1,042,429	(4)	—		—
	Annual Incentive	—		0 - 0	(5)	318,000	(6)	0	(7)	0	(7)
	Stock Options Accelerated(8)	—		0 - 0		0		0		0
	Performance-based RSUs Accelerated(9)	—		0 - 0		153,525		153,525		153,525
	Performance Stock Units
	2016 – 2018 cycle	—		0	(12)	460,576	(13)	153,525	(12)	153,525	(12)
	Financial Counseling(14)	—		0 - 20,250		—		—		—
	Medical & other benefits(15)	—		0		69,930		—		—
	Total	0		20,385 - 1,292,250		2,044,460		307,051		307,051
Roger Pilc	Severance	—		18,896 - 1,179,120	(3)	1,373,651	(4)	—		—
	Annual Incentive	—		0 - 0	(5)	294,780	(6)	0	(7)	0	(7)
	Stock Options Accelerated(8)	—		0 - 0		0		0		0
	Performance-based RSUs Accelerated(9)	—		0 -163,384		316,909		316,909		316,909
	Performance Stock Units
	2014 – 2016 cycle	—		0 - 118,571	(10)	118,571	(11)	118,571	(10)	118,571	(10)
	2015 – 2017 cycle	—		0 - 199,961	(12)	299,942	(13)	199,961	(12)	199,961	(12)
	2016 – 2018 cycle	—		0	(12)	460,576	(13)	153,525	(12)	153,525	(12)
	Financial Counseling(14)	—		0 - 20,250		—		—		—
	Medical & other benefits(15)	—		0		77,878		—		—
	Total	0		218,857 - 1,681,286		2,942,306		788,966		788,966

(1)	All data is shown assuming termination on December 31, 2016. Mr. Wright is not shown as he terminated employment on July 1, 2016.
(2)	Ranges represent variance between the named executive officer’s basic severance plan and enhanced severance payment as explained in the section entitled “Explanation of Benefits Payable Upon Various Termination Events” on page 65 of this Proxy Statement.
(3)	If termination of employment falls within the terms of the Pitney Bowes Severance Pay Plan, the named executive officers would receive a minimum of 2 weeks of base salary if they were terminated involuntarily and not for cause. Under our enhanced severance policy, the named executive officers could receive up to 78 weeks of base salary (inclusive of the two weeks) plus target bonus contingent upon signing a waiver and release.
(4)	The Company does not apply a tax gross-up on any Change of Control payments. The “best-net” approach is applied to Change of Control payments. Under this approach, the amount paid is either (i) the full value of the payment equal to two times the sum of the participant’s current annual salary and the participant’s average annual incentive award in the preceding three years, or (ii) the value of the payment that is capped at the 280G limit, depending on which provides the higher after-tax benefit to the executive.
63

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

(5)	A prorated annual incentive is paid at the lower of target or current bonus accrual as additional severance at termination contingent upon signing a waiver and release. If a waiver and release is not signed, no severance is paid in excess of two weeks.
(6)	Annual incentive is valued at the targeted amount and is paid upon termination following a change of control.
(7)	A prorated annual incentive is paid at the actual amount earned for 2016 at the time of the normal distribution of annual incentives.
(8)	In the case of retirement, options outstanding for at least one year will immediately vest and remain exercisable for the balance of the option term. In the case of involuntary not for cause termination, options outstanding for at least one year will continue to vest and remain exercisable for 24 months following termination of employment contingent upon signing a waiver and release. In the case of retirement or involuntary not for cause termination, options outstanding for less than one year forfeit. In the cases of change of control, death and disability, all outstanding options will immediately vest and remain exercisable for the balance of the option term.
(9)	In the case of involuntary not for cause termination accompanied by a separation agreement including a waiver and release, all performance-based RSUs outstanding for one year at the date of termination will continue to vest up to 24 months following termination, except if the executive has attained retirement eligibility or is bridgeable to early retirement, then all performance-based RSUs will eventually vest. All restrictions on performance-based RSUs lapse immediately upon death, disability, or change of control followed by termination of employment.
(10)	PSUs for the 2014-2016 cycle are vested at 0.56 per unit based upon actual achievement of performance metrics for the 2014-2016 cycle. In the case of involuntary not for cause termination, payment of this amount is subject to signing a waiver and release. If the executive has attained retirement eligibility or is bridgeable to early retirement, then vesting is prorated based upon time worked through the end of the cycle. This amount was vested in February 2017 under the normal vesting of PSUs.
(11)	PSUs for 2014 - 2016 cycle are vested at 0.56 per unit in February, 2017 under the normal vesting of PSUs.
(12)	PSUs for the 2015-2017 and 2016-2018 cycles are estimated based on the target number of shares granted. Vesting is prorated based upon time worked through the end of each cycle. However, vesting does not occur until the end of the performance period and will be based on actual results. In the case of involuntary not for cause termination, no vesting occurs for the 2016-2018 PSU cycle until the award has been outstanding for more than one year, except if the executive has attained retirement eligibility or is bridgeable to early retirement, then vesting is prorated based upon time worked through the end of the cycle. All restrictions on performance stock units lapse immediately upon death
(13)	PSUs for the 2015-2017 and 2016-2018 cycles are valued based on the target number of shares granted.
(14)	Amount shown is the value of the company’s cost to provide financial counseling through the severance period, which executive officers may receive for up to a maximum of 78 weeks.
(15)	Amount shown is the present value of the company’s cost to continue medical and other health & welfare plans for two years plus the company’s cost for outplacement services.
(16)	Amount shown is the increase in lump-sum actuarial equivalent of the pension age, service and earnings credits for the associated severance period. Mr. Monahan is the only pension eligible NEO and is fully vested in his pension benefit. In the case of a Change of Control with termination, amount shown is the increase in lump-sum actuarial equivalent of the pension age and service credits for the associated severance period.
64

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

Explanation of Benefits Payable upon Various Termination Events

The benefits described below apply to the NEOs.

Resignation

A voluntary termination would not provide any compensation, benefits or special treatment under equity plans for any of the NEOs.

Early and Normal Retirement

The U.S. Pitney Bowes Pension Plan allows for early retirement at age 55 with at least ten years of service, and normal retirement at age 65 with at least three years of service. The early and normal retirement rules established under the Pension Plan are also utilized under the long-term incentive plan and stock plan for special vesting purposes. NEOs meeting the requirements specified for early or normal retirement are entitled to the following upon termination:

•	A prorated annual incentive award;
•	Prorated PSU vested and paid at the end of each three-year cycle;
•	Stock option awards and RSUs that have been outstanding for at least one year will fully vest upon retirement and stock options will remain exercisable for the duration of the term. Awards outstanding less than one year forfeit.

Involuntary/Not for Cause Termination – Severance Pay Plan

We maintain a severance pay plan that provides for separation pay to full-time employees based in the United States whose employment is terminated under certain business circumstances (other than a Change of Control). The Pitney Bowes Severance Pay Plan provides a continuation of compensation upon involuntary termination by the company without cause as summarized below. Where an employee is involuntarily terminated after becoming eligible for early retirement, the employee is eligible for benefits afforded early retirees or involuntarily terminated employees, whichever is greater.

The Severance Pay Plan provides for one week of salary continuation benefits per year of service with a two-week minimum benefit. Salary continuation benefits in excess of two weeks of salary require a signed agreement containing a waiver and release.

We may offer additional benefits to employees, including NEOs, upon termination of employment, conditioned upon signing a waiver and release. Additional benefits could include the following payments:

•	Additional benefits that may be offered are based on years of service and level within the company. All NEOs may be eligible for up to 78 weeks of base pay plus current target annual incentive, inclusive of severance payable under the Severance Pay Plan;
•	A prorated annual incentive award to the date of termination of employment;
•	PSUs outstanding for one year from the date of grant are prorated, vested and paid at the end of each three-year cycle;
•	For NEOs, stock options and RSUs outstanding for one year at the date of termination will continue to vest up to 24 months following termination and will expire at the end of this period;
•	The board of directors has the discretion to accelerate vesting of restricted stock, RSUs and PSUs that would otherwise be forfeited;
•	Financial counseling through the severance period; and
•	Outplacement services.

Termination for Cause

Termination for cause would not provide any additional compensation, severance, benefits or special treatment under equity plans to any of the NEOs. “Cause” is defined as willful failure to perform duties or engaging in illegal conduct or gross misconduct harmful to the company.

65

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

Death

The NEO’s beneficiary would be entitled to the following upon the executive’s death:

•	A prorated annual incentive award;
•	PSUs are prorated through the date of death and vested, valued and converted into stock at the end of each three-year cycle;
•	All stock options will vest upon death. The NEO’s beneficiary can exercise stock options during the remaining term of the grant;
•	Any unvested RSUs will vest;

Disability

Disability vesting occurs after the completion of two years of long-term disability or on the date of termination of employment due to disability, whichever is earlier. The NEOs would be entitled to the following upon termination for disability:

•	A prorated annual incentive award;
•	PSU are prorated through the date of disability and vested, valued and converted into stock at the end of each three-year cycle;
•	All stock options and RSUs will vest upon disability vesting date (two years after the onset of LTD). Stock options can be exercised during the remaining term of the grant;

Change of Control Arrangements

Set forth below is a summary of our Change of Control arrangements. Under our Change of Control arrangements, a “Change of Control” is defined as:

•	an acquisition of 30% or more of our common stock or 30% or more of the combined voting power of our voting securities by an individual, entity or group;
•	the replacement of a majority of the board of directors other than by approval of the incumbent board;
•	the consummation of a reorganization, merger, or consolidation where greater than 50% of our common stock and voting power changes hands; or
•	the approval by stockholders of the liquidation or dissolution of the company.

Pitney Bowes does not gross-up the excise tax applicable to change of control payments. Upon a termination from employment without cause or for good reason (defined as a diminution in position, authority, duties, responsibilities, earnings or benefits, or relocation) within two years of a Change of Control each of the NEOs receive payments calculated based on a “best-net” approach as it relates to the benefits described below.

•	Either (i) the full value of the payment equal to two times the sum of the participant’s current annual salary and the participant’s average annual incentive award in the preceding three years, or (ii) the value of the payment that is capped at the 280G limit, depending on which provides the higher after-tax benefit.
•	An annual incentive award based on the participant’s current annual incentive target;
•	PSU vesting based on the total of the outstanding grants for each of the open cycles at target number of shares at the end of the cycle, or upon termination, if earlier;
•	All stock options, restricted stock and RSUs granted under the Stock Plan will vest upon the employee’s termination and stock options can be exercised during their remaining term;
•	Health and welfare benefits for the executive and his or her dependents will be provided for a two-year period; and
•	Outplacement services.
66

EXECUTIVE COMPENSATION TABLES AND RELATED NARRATIVE

Internal Revenue Code Section 409A

Our benefits arrangements are intended to comply with IRC 409A. In that regard, “Key Employees” as defined in IRC 409A and IRC 416 may have certain payments delayed until six months after termination of employment.

Additional Information

Solicitation of Proxies

In addition to the use of the mail, proxies may be solicited by the directors, officers, and employees of the company without additional compensation by personal interview, by telephone, or by electronic transmission. Arrangements may also be made with brokerage firms and other custodians, nominees, and fiduciaries for the forwarding of solicitation material to the beneficial owners of Pitney Bowes common stock and $2.12 convertible preference stock held of record, and the company will reimburse such brokers, custodians, nominees, and fiduciaries for reasonable out-of-pocket expenses incurred. The company has retained Morrow Sodali LLC to aid in the solicitation of proxies.

The anticipated fee for Morrow Sodali’s services is $10,000 plus out-of-pocket costs and expenses. The cost of solicitation will be borne entirely by Pitney Bowes.

Other Matters

Management knows of no other matters which may be presented for consideration at the meeting. However, if any other matters properly come before the meeting, it is the intention of the individuals named in the enclosed proxy to vote in accordance with their judgment.

By order of the board of directors.

Daniel J. Goldstein
Executive Vice President,

Chief Legal Officer and Corporate Secretary

67

This proxy statement is printed entirely on recycled and recyclable paper.

PITNEY BOWES INC.
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS
P.O. BOX 1342
BRENTWOOD, NY 11717

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on May 7, 2017. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on May 7, 2017. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E20839-P88587                   KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

PITNEY BOWES INC.

The Board of Directors recommends you vote FOR each of the nominees listed in proposal 1 below.

1.	Election of Directors
			For	Against	Abstain
Nominees:

	1a.	Linda G. Alvarado	☐	☐	☐

	1b.	Anne M. Busquet	☐	☐	☐

	1c.	Roger Fradin	☐	☐	☐

	1d.	Anne Sutherland Fuchs	☐	☐	☐

	1e.	S. Douglas Hutcheson	☐	☐	☐

	1f.	Marc B. Lautenbach	☐	☐	☐

	1g.	Eduardo R. Menascé	☐	☐	☐

	1h.	Michael I. Roth	☐	☐	☐

	1i.	Linda S. Sanford	☐	☐	☐

	1j.	David L. Shedlarz	☐	☐	☐

	1k	David B. Snow, Jr.	☐	☐	☐

The Board of Directors recommends you vote FOR proposals 2, 3 and EVERY YEAR for proposal 4.		For	Against	Abstain

2.	Ratification of the Audit Committee’s Appointment of the Independent Accountants for 2017.	☐	☐	☐

3.	Advisory Vote to Approve Executive Compensation.	☐	☐	☐

	Every Year	Every Two Years	Every Three Years	Abstain

4.	Advisory Vote on the Frequency of Future Advisory Votes to Approve Executive Compensation. ☐	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please indicate if you plan to attend this meeting.		☐	☐
		Yes	No

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

V.1.1

2017 Annual Meeting of
Pitney Bowes Stockholders
May 8, 2017 9:00 a.m. Local Time
Hyatt Regency Hotel
1800 East Putnam Avenue, Old Greenwich, CT 06870

Upon arrival, please present this admission ticket and valid, government-issued photo identification at the registration desk.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders
to Be Held on May 8, 2017:

The Notice and Proxy Statement and Annual Report to Stockholders including the Report on Form 10-k are available at www.proxyvote.com.

E20840-P88587

Proxy Solicited on Behalf of Pitney Bowes Board of Directors
Annual Meeting of Stockholders May 8, 2017

Marc Lautenbach, Michael Roth, Daniel Goldstein, or any of them, with full power of substitution are hereby appointed proxies of the undersigned to vote all shares of common stock and $2.12 convertible preference stock of Pitney Bowes Inc. owned by the undersigned at the annual meeting of stockholders to be held in Old Greenwich, Connecticut, on May 8, 2017, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting, upon such business as may properly come before the meeting, including items as specified on the reverse side.

The undersigned, if a participant in any of the Pitney Bowes 401(k) Plans (the “Plans”) for which T. Rowe Price Trust Company acts as directed Trustee (“Trustee”), hereby directs the Trustee to vote as indicated on the reverse side all Pitney Bowes common stock allocated to his or her account, as indicated on the reverse side, at the annual meeting of stockholders to be held in Old Greenwich, Connecticut, on May 8, 2017.

Shown on this card are all shares of common stock and $2.12 convertible preference stock registered in your name, held for your benefit in the dividend reinvestment plan and/or held for your benefit in the Plans. The shares represented hereby will be voted in accordance with the directions given by the stockholder. If a properly signed proxy is returned without choices marked, the shares represented by this proxy registered in your name and/or held for your benefit in the dividend reinvestment plan will be voted FOR each of the nominees listed in Proposal 1, FOR Items 2 and 3 and 1 YEAR with respect to Item 4. If no proxy card is received or a properly signed proxy card properly executed is returned without choices marked, the Plan shares represented by the proxy card will be voted with respect to Items 1 through 4 in the same proportion indicated by the properly executed voting instructions given by participants in the Plan (unless otherwise directed by the employer).

In their discretion, the proxies are authorized to vote in accordance with their judgement on such other business as may properly come before the meeting, including any continuation of the meeting caused by any adjournment, or any postponement of the meeting (including, if applicable, on any matter which the Board of Directors did not know would be presented at the annual meeting of stockholders by a reasonable time before the proxy solicitation was made or for the election of a person to the Board of Directors if any nominee named in Proposal 1 becomes unable to serve or for good cause will not serve).

Please mark, date, sign, and promptly return this proxy in the enclosed envelope, which requires no postage if mailed in the U.S., or grant your proxy via telephone or Internet as described on the reverse side.

Continued and to be signed on reverse side

V.1.1